UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material under §240.14a-12

INVENTURE FOODS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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5415 East High Street

Suite 350

Phoenix, Arizona  85054

April 14, 2014

Dear Stockholder:

You are cordially invited to attend this year’s annual meeting of stockholders of Inventure Foods, Inc. on Wednesday, May 14, 2014, at 8:30 a.m., local time.  The meeting will be held at the JW Marriott Phoenix Desert Ridge Resort & Spa, located at 5350 East Marriott Drive, Phoenix, Arizona  85054.  The meeting will commence with a discussion and voting on the matters set forth in the accompanying Notice of 2014 Annual Meeting of Stockholders followed by presentations and a report on our operations.

The Notice of 2014 Annual Meeting of Stockholders and the 2014 Proxy Statement, which describe the formal business to be conducted at the meeting, accompany this letter.  A copy of our 2013 Annual Report to Stockholders is also enclosed for your information.  The Notice of 2014 Annual Meeting of Stockholders, the 2014 Proxy Statement and the 2013 Annual Report to Stockholders are also available on the Company’s website at www.inventurefoods.com on the “SEC Filings” section of the “Investor Relations” page.

Whether or not you plan to attend the meeting, your vote is very important and we encourage you to vote promptly. After reading the 2014 Proxy Statement, please promptly mark, sign and date the enclosed proxy card and return it in the prepaid envelope.  If you attend the meeting you will, of course, have the right to revoke the proxy and vote your shares in person.  If you hold your shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from your brokerage firm, bank or other nominee to vote your shares.

We look forward to seeing you at the 2014 Annual Meeting.

Sincerely yours,

/s/ Terry McDaniel
Terry McDaniel
Chief Executive Officer

NOTICE OF 2014 ANNUAL MEETING OF STOCKHOLDERS

Time and Date:	8:30 a.m., local time, on Wednesday, May 14, 2014

Place:	JW Marriott Phoenix Desert Ridge Resort & Spa, 5350 East Marriott Drive, Phoenix, Arizona 85054

Items of Business:	(1) To elect seven Directors to hold office until the next annual meeting and until their respective successors are elected and qualified.

(2) To ratify the appointment of Moss Adams LLP as our independent registered public accounting firm for the fiscal year ending December 27, 2014.

(3) To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

Adjournments and Postponements:

Any action on the items of business described above may be considered at the 2014 annual meeting of stockholders (the “2014 Annual Meeting”) at the time and on the date specified above or at any time and date to which the 2014 Annual Meeting may be properly adjourned or postponed.

Record Date:	You are entitled to vote at the 2014 Annual Meeting and any adjournments or postponements thereof if you were a stockholder at the close of business on March 31, 2014.

Meeting Admission:

You are entitled to attend the 2014 Annual Meeting only if you were a stockholder of Inventure Foods, Inc. as of the close of business on the Record Date or hold a valid proxy to vote at the 2014 Annual Meeting.  Since seating is limited, admission to the 2014 Annual Meeting will be on a first-come, first served basis.  You should be prepared to present photo identification for admittance.

Voting:

Your vote is very important.  Whether or not you plan to attend the 2014 Annual Meeting, we encourage you to read the Proxy Statement for the 2014 Annual Meeting and submit your proxy or voting instructions as soon as possible.  For specific instructions on how to vote your shares, please refer to the instructions on the enclosed proxy card.

List of Stockholders:

For ten days prior to the 2014 Annual Meeting, a complete list of stockholders entitled to vote at such meeting will be available for examination by any stockholder, for any purpose relating to the meeting, during ordinary business hours at our principal offices located at 5415 East High Street, Suite 350, Phoenix, Arizona  85054.

Recommendation of the Board of Directors:	The Board of Directors of Inventure Foods, Inc. recommends a vote “FOR” Items 1 and 2.

By order of the Board of Directors,

/s/ Steve Weinberger
Steve Weinberger
Secretary

April 14, 2014

IMPORTANT: Please mark, date and sign the enclosed proxy card and promptly return it in the accompanying postage-paid envelope to assure that your shares are represented at the meeting.  If you attend the meeting, you may choose to vote in person even if you have previously sent in your proxy card.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2014 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 14, 2014:  Our 2014 Proxy Statement is enclosed.  Financial and other information concerning Inventure Foods, Inc. is contained in our Annual Report to Stockholders for the fiscal year ended December 28, 2013.  A complete set of proxy materials relating to our 2014 Annual Meeting, consisting of the Notice of 2014 Annual Meeting of Stockholders, the 2014 Proxy Statement, the Proxy Card and the 2013 Annual Report to Stockholders, is available on the Internet and may be viewed at www.inventurefoods.com on the “SEC Filings” section of the “Investor Relations” page.

i

(continued)

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INVENTURE FOODS, INC.

5415 EAST HIGH STREET

SUITE 350

PHOENIX, ARIZONA  85054

PROXY STATEMENT FOR 2014 ANNUAL MEETING

OF STOCKHOLDERS

TO BE HELD MAY 14, 2014

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE 2014 ANNUAL MEETING

Proxy Materials

Why am I receiving these materials?

The Board of Directors of Inventure Foods, Inc. (the “Company”) has delivered printed versions of the proxy materials to you by mail, and has also made these materials available to you on the Internet, in connection with the solicitation of proxies for use at the Company’s 2014 annual meeting of stockholders, which will take place on Wednesday, May 14, 2014 at 8:30 a.m., local time (the “2014 Annual Meeting”), at the JW Marriott Phoenix Desert Ridge Resort & Spa, 5350 East Marriott Drive, Phoenix, Arizona 85054.  As a stockholder, you are invited to attend the 2014 Annual Meeting and are requested to vote on the proposals described in this Proxy Statement for the 2014 Annual Meeting (the “2014 Proxy Statement”).  This 2014 Proxy Statement includes information that we are required to provide to you under Securities and Exchange Commission (“SEC”) rules and is designed to assist you in voting your shares.

What is included in these materials?

The proxy materials include:

•                  Our 2014 Proxy Statement for the 2014 Annual Meeting;

•                  Our 2013 annual report to stockholders, which includes our annual report on Form 10-K/A for the fiscal year ended December 28, 2013 (the “2013 Annual Report”); and

•                  The proxy card or a voting instruction card for the 2014 Annual Meeting.

How can I access the proxy materials over the Internet?

You have received printed copies of the proxy materials.  Our proxy materials are also available on our website at www.inventurefoods.com on the “Annual Report and Proxy” section of the “Investor Relations” page.

If you choose to receive our future proxy materials electronically, it will save us the cost of printing and mailing documents to you and will reduce the impact of printing and mailing these materials on the environment.  If you choose to receive future proxy materials electronically, you will receive an e-mail next year with instructions containing a link to the website where those materials are available.  Your election to receive proxy materials electronically will remain in effect until you terminate it.

How may I obtain a paper copy of the proxy materials?

Stockholders receiving notice of the availability of the proxy materials by e-mail will find instructions in that e-mail about how to obtain a paper copy of the proxy materials.  Stockholders who have previously submitted a standing request to receive paper copies of our proxy materials will receive a paper copy of the proxy materials by mail.

What shares are included on the proxy card?

If you are a stockholder of record, you will receive only one proxy card for all the shares you hold of record:

•                  in certificate form; and

•                  in book-entry form.

If you are a beneficial owner, you will receive voting instructions from your broker, bank or other holder of record.

What is “householding” and how does it affect me?

We have adopted a procedure approved by the SEC called “householding.”  Under this procedure, stockholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of the Notice of 2014 Annual Meeting of Stockholders (the “Notice of 2014 Annual Meeting”), 2014 Proxy Statement and 2013 Annual Report, unless we are notified that one or more of these stockholders wishes to continue receiving individual copies.  This procedure will reduce our printing costs and postage fees.

Stockholders who participate in householding will continue to receive separate proxy cards.

If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of the Notice of 2014 Annual Meeting and 2014 Proxy Statement and any accompanying documents, or if you hold stock of the Company in more than one account, and in either case you wish to receive only a single copy of each of these documents for your household, please contact the Corporate Secretary of the Company by sending a written request to Inventure Foods, Inc., Corporate Secretary, 5415 East High Street, Suite 350, Phoenix, Arizona 85054, or by calling (623) 932-6200.

If you participate in householding and wish to receive, free of charge, a separate copy of the Notice of 2014 Annual Meeting and 2014 Proxy Statement and any accompanying documents, or if you do not wish to continue to participate in householding and prefer to receive separate copies of these documents in the future, please contact the Corporate Secretary of the Company as set forth above.

If you are a beneficial owner, you can request information about householding from your broker, bank or other holder of record.

Voting Information

What items of business will be voted on at the 2014 Annual Meeting?

The items of business scheduled to be voted on at the 2014 Annual Meeting are:

(1)                                 To elect seven Directors to hold office until the next annual meeting and until their respective successors are elected and qualified.

(2)                                 To ratify the appointment of Moss Adams LLP as our independent registered public accounting firm for the fiscal year ending December 27, 2014.

(3)                                 To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

We will also consider any other business that properly comes before the 2014 Annual Meeting.

How does the Board recommend that I vote?

The Board unanimously recommends that you vote your shares:

•                  “FOR” the election of each of the nominees for Director listed in Proposal One.

•                  “FOR” ratification of the appointment of Moss Adams LLP as our independent registered public accounting firm for the fiscal year ending December 27, 2014.

Who is entitled to vote at the 2014 Annual Meeting?

Only stockholders of record at the close of business on March 31, 2014 (the “Record Date”) will be entitled to vote at the 2014 Annual Meeting.  As of the Record Date, 19,433,272 shares of common stock were outstanding and entitled to vote.  Each share of our common stock outstanding on the Record Date is entitled to one vote on each of the seven Director nominees and one vote on each other matter.

Is there a list of stockholders entitled to vote at the Annual Meeting?

The names of stockholders of record entitled to vote at the 2014 Annual Meeting will be available at the 2014 Annual Meeting and for ten days prior to the 2014 Annual Meeting for any purpose germane to the 2014 Annual Meeting, between the hours of 9:00 a.m. and 4:30 p.m., at our principal executive offices at 5415 East High Street, Suite 350, Phoenix, Arizona 85054, by contacting the Corporate Secretary of the Company.

How can I vote if I own shares directly?

Most stockholders do not own shares registered directly in their name, but rather are “beneficial holders” of shares held in a stock brokerage account or by a bank or other nominee (that is, shares held “in street name”).  Those stockholders should refer to

“How can I vote if my shares are held in a stock brokerage account, or by a bank or other nominee?” below for instructions regarding how to vote their shares.

If, however, your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Co., you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being sent directly to you.  You may vote in the following ways:

•                  By Mail:  Votes may be cast by mail, as long as the proxy card or voting instruction card is delivered to the Company prior to 11:59 p.m., local time, on Tuesday, May 13, 2014.  Stockholders who have received a paper copy of a proxy card or voting instruction card by mail may submit proxies by completing, signing and dating their proxy card or voting instruction card and mailing it in the accompanying pre-addressed envelope; or

•                  In Person:  Attend the 2014 Annual Meeting and vote your shares in person.

Whichever of these methods you select to transmit your instructions, the proxy holders will vote your shares in accordance with those instructions.

If you vote by mail without giving specific voting instructions, your shares will be voted:

•                  “FOR” Proposal One — The election of the seven nominees named herein to the Board of Directors.

•                  “FOR” Proposal Two — The ratification of the appointment of our independent registered public accounting firm.

If no specific instructions are given, the shares will be voted in accordance with the recommendation of our Board of Directors and as the proxy holders may determine in their discretion with respect to any other matters that properly come before the meeting.

How can I vote if my shares are held in a stock brokerage account, or by a bank or other nominee?

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in “street name,” and your broker or nominee is considered the “stockholder of record” with respect to those shares.  Your broker or nominee should be forwarding these proxy materials to you.  As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote, and you are also invited to attend the 2014 Annual Meeting.  However, since you are not the stockholder of record, you may not vote these shares in person at the 2014 Annual Meeting.  If a broker, bank or other nominee holds your shares, you will receive instructions from them that you must follow in order to have your shares voted.

What is a quorum for the Annual Meeting?

The presence of the holders of stock representing a majority of the voting power of all shares of stock issued and outstanding as of the Record Date, represented in person or by proxy, is necessary to constitute a quorum for the transaction of business at the 2014 Annual Meeting.  Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker) or if you vote in person at the 2014 Annual Meeting.  Abstentions and broker non-votes will be counted as present for purposes of determining a quorum.

What is the voting requirement to approve each of the proposals?

Proposals	Vote Required	Broker Discretionary Voting Allowed
Proposal One — Election of Directors	Director nominees receiving the highest number of “FOR” votes	No
Proposal Two — Ratification of Appointment of Moss Adams LLP	Majority of Votes Cast	Yes

For the election of Directors, the seven Director nominees who receive the highest number of “FOR” votes will be elected as Directors.  You may vote “FOR” or “WITHHOLD” with respect to each Director nominee.  Votes that are withheld will be excluded entirely from the vote with respect to the nominee from which they are withheld and will have the same effect as an abstention.  With respect to Proposal Two, approval of the proposal requires the affirmative vote of a majority of the shares present and entitled to vote either in person or by proxy.

What is the effect of abstentions and broker non-votes?

Shares not present at the meeting and shares voted “WITHHOLD” will have no effect on the election of Directors.  For each of the other proposals, abstentions will have the same effect as an “AGAINST” vote.  If you are a beneficial owner and hold your shares in “street name” in an account at a bank or brokerage firm, it is critical that you cast your vote if you want it to count in the election of Directors and the executive compensation proposal.  Under the rules governing banks and brokers who submit a proxy card with respect to shares held in “street name,” such banks and brokers have the discretion to vote on routine matters, but not on non-routine matters.  Routine matters include the ratification of auditors.  Non-routine matters include the election of Directors.  Banks and brokers may not vote on these proposals if you do not provide specific voting instructions.  Accordingly, we encourage you to vote promptly, even if you plan to attend the 2014 Annual Meeting.  In tabulating the voting results for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal.

Can I change my vote or revoke my proxy?

Subject to any rules and deadlines your broker, trustee or nominee may have, you may change your proxy instructions at any time before your proxy is voted at the 2014 Annual Meeting.

If you are a stockholder of record, you may change your vote by (1) filing with the Company’s Corporate Secretary, prior to your shares being voted at the 2014 Annual Meeting, a written notice of revocation or a duly executed proxy card, in either case dated later than the prior proxy card relating to the same shares, or (2) attending the 2014 Annual Meeting and voting in person (although attendance at the 2014 Annual Meeting will not, by itself, revoke a proxy).

If you are a beneficial owner of shares held in street name, you may change your vote (1) by submitting new voting instructions to your broker, trustee or other nominee or (2) if you have obtained a legal proxy from the broker, trustee or other nominee that holds your shares giving you the right to vote the shares, by attending the 2014 Annual Meeting and voting in person.

Any written notice of revocation or subsequent proxy card must be received by the Company’s Corporate Secretary prior to the taking of the vote at the 2014 Annual Meeting.

Is my vote confidential?

Proxy instructions, ballots, and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy.  Your vote will not be disclosed either within the Company or to third parties, except: (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, and (3) to facilitate a successful proxy solicitation.  Occasionally, stockholders provide on their proxy card written comments, which are then forwarded to the Company’s Corporate Secretary.

Who will count the votes?

Our Corporate Secretary, Steve Weinberger, will tabulate the votes and act as inspector of election.

Where can I find the voting results of the 2014 Annual Meeting?

We intend to announce preliminary voting results at the 2014 Annual Meeting and publish final results in a Current Report on Form 8-K report to be filed with the SEC within four business days of the 2014 Annual Meeting.

Attending the 2014 Annual Meeting

How can I attend the 2014 Annual Meeting?

You are entitled to attend the 2014 Annual Meeting only if you were a stockholder of the Company as of the Record Date, March 31, 2014.  Since seating is limited, admission to the meeting will be on a first come, first served basis.  If you are not a stockholder of record but hold shares as a beneficial owner in street name, you must provide proof of beneficial ownership as of the Record Date, such as your most recent account statement prior to the March 31, 2014, a copy of the voting instruction card provided by your broker, bank, trustee, or nominee, or other similar evidence of ownership.

What happens if additional matters are presented at the 2014 Annual Meeting?

If any other matters are properly presented for consideration at the 2014 Annual Meeting, including, among other things, consideration of a motion to adjourn the 2014 Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in the proxy card and acting thereunder will have discretion to vote on those matters in accordance with their best judgment.  The Company does not currently anticipate that any other matters will be raised at the 2014 Annual Meeting.

Who will bear the cost of soliciting votes for the 2014 Annual Meeting?

The Company will bear the cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes.  If you choose to access the proxy materials over the Internet, you are responsible for Internet access charges you may incur.  In addition, we will request banks, brokers and other intermediaries holding shares of our common stock beneficially owned by others to obtain proxies from the beneficial owners and will reimburse them for their reasonable expenses in so doing.  Solicitation of proxies by mail may be supplemented by telephone, by electronic communications and personal solicitation by our officers, Directors and employees.  No additional compensation will be paid to our officers, Directors or employees for such solicitation.

CORPORATE GOVERNANCE

Governance Information

Director Qualification Standards and Review of Director Nominees

The Board of Directors does not currently have a separate Nominating and Corporate Governance Committee.  On September 18, 2013, the Compensation Committee was reconstituted to perform functions similar to a Nominating and Corporate Governance Committee.  Prior to September 18, 2013, a majority of independent Directors made, and, as of September 18, 2013, the Compensation Committee makes, recommendations to the Board of Directors regarding the size and composition of the Board of Directors.  Prior to September 18, 2013, a majority of independent Directors were, and, as of September 18, 2013, the Compensation Committee is, responsible for screening and reviewing potential Director candidates and recommending qualified candidates to the Board of Directors for nomination.  In identifying potential candidates, the Compensation Committee may rely on suggestions and recommendations from the Board of Directors, management, stockholders and others, and may also retain search firms for assistance.  The Board of Directors believes that this process is as effective in nominating qualified Director candidates as is instituting a separate committee under a separate charter would be.  Because the Board of Directors also believes that its Compensation Committee is in the best position to locate qualified candidates, the Board of Directors does not currently have a policy with regard to the consideration of any Director candidates recommended by stockholders.  Nominations from stockholders must be addressed and received in accordance with the instructions set forth under “Stockholder Proposals or Nominations to be Presented at next Annual Meeting” later in this Proxy Statement in order to be included in the Proxy Statement relating to the next annual election of Directors.

Criteria for Board of Directors Membership

Board of Directors candidates, including Directors up for reelection, are considered based upon various criteria, including, but not limited to, broad-based business and professional skills and experience, understanding of the Company’s business and markets, concern for the long-term interests of our stockholders, personal integrity, freedom from conflicts of interest, sound business judgment, and time available to devote to Board of Directors activities.  The Board of Directors has not established any specific minimum qualification standards for nominees to the Board of Directors, although from time to time the Board of Directors may identify certain skills or attributes as being particularly desirable to help meet specific Board of Director needs that have arisen.  While the Board of Directors does not have a formal diversity policy for Board membership, the Board seeks Directors who represent a mix of backgrounds and experiences that will enhance the quality of the deliberations and decisions of the Board of Directors.  In addition, the Board of Directors is committed to considering candidates for the Board regardless of gender, ethnicity and national origin.  We believe that the considerations and the flexibility of our nomination process have created Board diversity of a type that is effective for our Company.

Director Independence

The Board of Directors has determined that, other than Terry McDaniel, our Chief Executive Officer (“CEO”), each of the current members of the Board of Directors and each of the Director nominees is an “independent director” for purposes of the Nasdaq Listing Rules and Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as the term relates to membership on the Board of Directors and the various committees of the Board of Directors.  Nasdaq’s independence definition includes a series of objective tests, such as that the Director has not been an employee of the Company within the past three years and has not engaged in various types of business dealings with the Company.  In addition, as further required by Nasdaq rules, our Board has made an affirmative subjective determination as to each independent Director that no relationships exist which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a Director.  In making these determinations, the Board reviewed and discussed information provided by the Directors and us with regard to each Director’s business and personal activities as they may relate to the Company and our management.  On an annual basis, each Director and executive officer is obligated to complete a Director and Officer Questionnaire that requires disclosure of any transactions with the Company in which the Director or executive officer, or any member of his or her family, have a direct or indirect material interest.

In connection with the determination by the Board of Directors that Mr. Edmonson is independent, the Board of Directors considered the related-party transaction with Mr. Edmonson disclosed in the “Certain Relationships and Related Transactions” section of this 2014 Proxy Statement.

The Board of Directors has also determined that each of Mark S. Howells (who served as a Director until he resigned on May 15, 2013), Ronald C. Kesselman (who served as a Director until he resigned on May 15, 2013), and Larry R. Polhill (who served as a Director until he resigned on September 18, 2013) was independent at the time he served as a Director.

In connection with the determination by the Board of Directors that Larry R. Polhill was independent, the Board of Directors determined that Mr. Polhill’s beneficial ownership of more than 20% of the Company’s outstanding common stock did not preclude a finding of general independence and Compensation Committee independence because (1) in discussions with the Board of Directors, Mr. Polhill confirmed that he had no intent to effect a change of control or any other material change in the Company’s business, structure or governing documents, or any other extraordinary event described in Item 4 of his Schedule 13D, (2) his status as a large beneficial owner aligned him with the interests of the Company’s stockholders generally with regard to focus on executive compensation, and (3) he had no direct or indirect commercial, industrial, consulting, legal, accounting, charitable, family or other material business, professional or personal relationship with the Company other than as a Director.

Based upon all of the elements of independence set forth in the Nasdaq Listing Rules, the Board of Directors has determined that each of the following current non-employee Directors and Director nominees is independent and has no relationship with the Company, except as a Director and stockholder of the Company:

Current Non-Employee Directors:	Director Nominees:
Ashton D. Asensio	Timothy A. Cole
Macon Bryce Edmonson	Harold S. Edwards
Paul J. Lapadat
David L. Meyers
Itzhak Reichman (not standing for reelection)

Board of Directors Leadership Structure

The Board of Directors recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure so as to provide independent oversight of management.  The Board of Directors understands that there is no single, generally accepted approach to providing Board of Directors leadership, and that given the dynamic and competitive environment in which we operate, the right Board of Directors leadership structure may vary as circumstances warrant.  We currently separate the roles of Chief Executive Officer and Chairman of the Board of Directors in recognition of the differences between the two roles.  The Chief Executive Officer is responsible for setting the strategic direction for the Company and the day-to-day leadership and performance of the Company, while the Chairman of the Board of Directors provides guidance to the Chief Executive Officer and sets the agenda for meetings of the Board of Directors and presides over meetings of the full Board of Directors. The Board of Directors believes this leadership structure is optimal for the Company at the current time.  The Board of Directors also believes that the current leadership structure provides independent oversight and management accountability through regular executive sessions of the independent Directors and which are chaired by the Chairman of the Board of Directors, as well as through a Board of Directors composed of a majority of independent Directors.

In the event that our Chief Executive Officer is also the Chairman of the Board of Directors, our independent Directors would elect a Lead Independent Director to be responsible for coordinating the activities of the other independent Directors and perform various other duties.

Board of Director’s Role in Risk Oversight

Mr. David Meyers has served as Chairman of our Board of Directors since September 18, 2013, Mr. Ashton D. Asensio has served as Chairman of our Audit Committee since 2006, and Mr. Paul Lapadat has served as Chairman of our Compensation Committee since September 18, 2013.  Messrs. Meyers, Asensio and Lapadat provide strong independent leadership in their respective functions.  It is management’s responsibility to manage risk and bring to the Board of Directors’ attention the most material risks to the Company, but the Board of Directors has oversight responsibility of the processes established to report and monitor systems for material risks applicable to the Company.  Our Chairman of the Board of Directors and our Audit Committee and Compensation Committee help facilitate this oversight function.  The full Board of Directors considers strategic risks and opportunities and regularly reviews enterprise-wide risk management, including food safety, internal controls, compliance and ethics, insurance, and operations.  Our Audit Committee regularly reviews risks related to internal controls over financial reporting, and our Compensation Committee regularly reviews risks related to the attraction and retention of talent and risks relating to the design of compensation programs and arrangements for executive officers.  The full Board of Directors regularly receives detailed reports from the Audit Committee and Compensation Committee regarding risk oversight in their areas of responsibility.

Executive Sessions

Non-management Directors generally meet in executive session without management present each time the Board of Directors holds its regularly scheduled meetings. In lieu of a regularly presiding Director, these executive sessions are presided over by the Chairman of the Board of Directors.  It is contemplated that at least twice each year, in conjunction with regularly scheduled Board of Directors meetings, the Board of Directors will hold an executive session at which only those Directors who are “independent,” within the meaning of currently applicable Exchange Act rules and Nasdaq rules, are present.

Stockholder Communications with Directors

Stockholders who wish to communicate with the Board of Directors, the non-management Directors or an individual Director may do so by sending a letter to the Corporate Secretary of the Company at 5415 East High Street, Suite 350, Phoenix, Arizona 85054.  The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Stockholder-Board Communication.”  The Corporate Secretary has been authorized to screen commercial solicitations and materials which pose security risks, are unrelated to the business or governance of the Company, relate to routine or insignificant matters that do not warrant the attention of the Board of Directors, are frivolous or offensive, or are otherwise inappropriate.  All such letters must identify the author as a stockholder and clearly state whether the intended recipients are all or individual members of the Board of Directors.  The Corporate Secretary will make copies of all such letters and circulate them to the appropriate Director or Directors.

Indemnification of Directors and Officers

As required by our Amended and Restated Bylaws (“Bylaws”), we indemnify our Directors and our elected officers to the fullest extent permitted by law so that they will be free from undue concern about personal liability in connection with their service to the Company.

Policies on Business Conduct and Ethics

All of our employees, including our Chief Executive Officer and Chief Financial Officer, are required to abide by our Code of Business Conduct and Ethics to ensure that our business is conducted in a consistently legal and ethical manner.  These policies form the foundation of a process that includes compliance with corporate policies and procedures, an open relationship among colleagues that contributes to good business conduct, and a commitment to full compliance with all laws and regulations affecting the Company’s business.  Our policies and procedures cover all major areas of professional conduct, including employment policies, conflicts of interest, intellectual property and the protection of confidential information, as well as strict adherence to laws and regulations applicable to the conduct of our business.

Employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of our Code of Business Conduct and Ethics.  As required by the Sarbanes-Oxley Act of 2002, our Audit Committee has procedures to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

The Company’s Chief Executive Officer, Chief Financial Officer, executive management members and finance managers (the “Financial Leaders”) are also required to abide by our supplemental Financial Code of Ethics.  The supplemental Financial Code of Ethics sets forth specific policies to guide the Financial Leaders in the performance of their duties, including policies addressing compliance with laws, rules and regulations, conflicts of interest, and disclosures in the Company’s periodic reports and other public communications.

The full text of both the Code of Business Conduct and Ethics and the supplemental Financial Code of Ethics are posted on the “Investor Relations — Governance Documents” section of our website at www.inventurefoods.com.

We will disclose any future amendments to, or waivers from, provisions of these ethics policies and standards on our website as promptly as practicable, as may be required under applicable SEC and Nasdaq rules and, to the extent required, by filing Current Reports on Form 8-K with the SEC disclosing such information.

Board and Committee Membership

Meetings of the Board of Directors and Committees

The Board of Directors held 12 meetings during the fiscal year ended December 28, 2013, and the Board of Directors took action on one other occasion by unanimous written consent.  The Board of Directors has two standing committees:  an Audit Committee and a Compensation Committee.  On September 18, 2013, the Compensation Committee was reconstituted to also perform functions similar to a Nominating and Corporate Governance Committee.  During fiscal year 2013, each of our Directors attended at least 75% of the total number of meetings of the Board of Directors and at least 75% of the total number of meetings of each committee of the Board of Directors on which such Director served during that period.

The following table sets forth the standing committees of the Board of Directors and the members of each committee of the Board of Directors for fiscal year 2013:

Director(1)	Audit	Compensation
Ashton D. Asensio(2)	Current Chair
Macon Bryce Edmonson(3)	Current Member	Current Member and Former Chair
Mark S. Howells(4)	Former Member
Ronald C. Kesselman(5)		Former Member
Paul J. Lapadat(6)	Current Member	Current Chair
David L. Meyers(7)	Former Member	Current Member
Larry R. Polhill(8)		Former Member
Itzhak Reichman(9)
Total meetings during fiscal year 2013	Four	Three

(1) Our Chairman of the Board is invited to attend each committee meeting in which he was not already a member in an ex officio role.

(2) Mr. Asensio is Chair of the Audit Committee.  He attended all four meetings of the Audit Committee held during fiscal year 2013.

(3) Mr. Edmonson was Chair of the Compensation Committee until September 18, 2013.  He attended all four meetings of the Audit Committee and all three of the meetings of the Compensation Committee held during fiscal year 2013.

(4) Mr. Howells was a member of the Audit Committee until he resigned as a Director on May 15, 2013.  He attended two meetings of the Audit Committee held during fiscal year 2013 prior to his resignation.

(5) Mr. Kesselman was a member of the Compensation Committee until he resigned as a Director on May 15, 2013.  He attended all three meetings of the Audit Committee held during fiscal year 2013 prior to his resignation.

(6) Mr. Lapadat joined the Board of Directors and became a member of the Audit Committee and Compensation Committee effective May 15, 2013.  He became Chair of the Compensation Committee on September 18, 2013.  He attended one meeting of the Audit Committee held during fiscal year 2013 after his appointment to such committee.

(7) Mr. Meyers joined the Board of Directors and became a member of the Audit Committee effective May 15, 2013.  He attended one meeting of the Audit Committee held during fiscal year 2013 after his appointment to such committee.

(8) Mr. Polhill was Chairman of the Board of Directors from May 15, 2013 until he resigned as a Director on September 18, 2013.  He attended all three of the meetings of the Compensation Committee held during fiscal year 2013 prior to his resignation.

(9) Mr. Reichman was Chairman of the Board until May 15, 2013.  Mr. Reichman is not standing for reelection to the Board of Directors at the 2014 Annual Meeting.

Audit Committee

The current members of the Audit Committee are Messrs. Asensio (Chair), Edmonson and Lapadat.  Each of the members of the Audit Committee is independent for purposes of the Nasdaq Listing Rules as they apply to audit committee members.  The Board of Directors has determined that Mr. Asensio qualifies as an audit committee financial expert under the rules of the SEC.  The Audit Committee has the responsibility to assist the Board of Directors in its oversight of the integrity of the Company’s financial statements, the qualification and independence of the Company’s independent auditors, and the performance of the independent auditors.  Management has primary responsibility for the Company’s financial statements, reporting process and internal controls, and the Company’s independent auditors are responsible for auditing the financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing an opinion as to whether the Company’s financial statements are, in all material respects, presented fairly in conformity with such principles.  The Audit Committee oversees the Company’s financial reporting process, hires and sets the compensation of the Company’s independent auditors, pre-approves all audit and non-audit engagements of the Company’s independent auditors and related party transactions, reviews reports from the Company’s independent auditors and the Company’s financial statements, monitors and informs the Board of the Company’s accounting policies and internal controls, reviews the scope of the audit, and monitors the quality and objectivity of the Company’s financial statements and the independence of the Company’s independent auditors.  In addition, pursuant to its charter, the Audit Committee performs an annual evaluation of the adequacy of the Audit Committee’s charter.  A copy of the Audit Committee charter is available on our website, www.inventurefoods.com, by choosing the “Investor Relations” and then “Governance Documents” links.  Additional information regarding the Audit Committee is set forth in the “Report of the Audit Committee” immediately following Proposal Two.

Compensation Committee

The current members of the Compensation Committee are Messrs. Lapadat (Chair), Edmonson and Meyers  The Board has determined that each of the Compensation Committee members is an outside Director within the meaning of the regulations under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), a non-employee Director under Rule 16b-3 under the Exchange Act, and “independent” within the meaning of currently applicable Exchange Act rules and Nasdaq rules.  The Compensation Committee evaluates the performance and reviews and approves the compensation our executive officers, including our Chief Executive Officer.  Please refer to the “Compensation Discussion and Analysis” section of this 2014 Proxy Statement for further details regarding the Company’s compensation program.  A copy of the Compensation Committee charter is available on our website, www.inventurefoods.com, by choosing the “Investor Relations” and then “Governance Documents” links.

The Compensation Committee also reviews, approves and recommends to the Board of Directors for approval the compensation of the members of the Board of Directors.  In approving Director compensation, the Compensation Committee considers the anticipated number of meetings of the Board of Directors and its Committees and data regarding Director compensation for similar size companies in similar industries.

On September 18, 2013, the Compensation Committee was reconstituted to perform functions similar to a Nominating and Corporate Governance Committee.  As such, the Compensation Committee also considers qualified candidates for appointment and nomination for election to the Board of Directors and makes recommendations concerning such candidates.

The Compensation Committee may retain outside compensation consulting firms to assist in the evaluation of executive officer and non-employee Director compensation, and has the authority to obtain advice and assistance from internal or external legal, accounting and other consultants.

Pursuant to the authority granted to it in its charter, during fiscal year 2013, the Compensation Committee retained Meridian Compensation Partners, LLC (“Meridian”) as its executive compensation consultant, Meridian provided executive compensation services to the Compensation Committee pursuant to written consulting agreements with the Compensation Committee.  In its role as executive compensation consultant, Meridian reports directly, and is accountable, to the Compensation Committee.  For fiscal year 2013, Meridian conducted a competitive benchmarking review for select senior executives of ours and provided recommendations to the Compensation Committee regarding base compensation, target bonus, target total cash, long-term incentives value and design and target total executive compensation.  The fees paid to Meridian for the fiscal year were less than $120,000 and Meridian did not provide any other services to the Company during fiscal 2013.

None of the Company’s management participated in the Compensation Committee’s decision to retain Meridian.  Meridian reported directly to the Compensation Committee.  The Compensation Committee may replace Meridian or hire additional consultants at any time.  Meridian attended meetings of the Compensation Committee, as requested, and communicated with the Compensation Committee Chairman between meetings; however, the Compensation Committee made all decisions regarding the compensation of the Company’s executive officers.

The Compensation Committee regularly reviews the services provided by its outside consultants and believes that Meridian is independent in providing executive compensation consulting services.  The Compensation Committee conducted a specific review of its relationship with Meridian in 2013, and determined that Meridian’s work for the Compensation Committee did not raise any conflicts of interest, consistent with the rules and guidance provided under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, the SEC and Nasdaq.  In making this determination, the Compensation Committee noted that during 2013:

•                  Meridian did not provide any services to the Company or its management other than service to the Compensation Committee, and its services were limited to executive compensation consulting.  Specifically, Meridian did not provide, directly or indirectly through affiliates, any non-executive compensation services, including, but not limited to, pension consulting or human resource outsourcing.

•                  Fees from the Company were less than 1% of Meridian’s total revenue.

•                  Meridian maintains a Conflicts Policy with specific policies and procedures designed to ensure independence.

•                  No Meridian consultants who worked on Company matters had any business or personal relationship with Compensation Committee members.

•                  No Meridian consultants who worked on Company matters, or Meridian, as a whole, had any business or personal relationship with executive officers of the Company.

•                  No Meridian consultants who worked on Company matters directly own Company stock.

The Compensation Committee continues to monitor the independence of its compensation consultant on a periodic basis.  Please refer to “Executive Compensation” elsewhere in this 2014 Proxy Statement for additional details regarding the Company’s compensation consultants.

Director Attendance at Annual Meetings

We attempt to schedule our annual meeting of stockholders at a time and date to accommodate attendance by Directors taking into account the Directors’ schedules.  All Directors are encouraged to attend our 2014 Annual Meeting.  All of our current Directors attended our last annual meeting of stockholders held on May 15, 2013.

PROPOSAL ONE

ELECTION OF DIRECTORS

(Item 1 on the Proxy Card)

The Bylaws of the Company provide that the number of Directors constituting the Board of Directors shall be determined by resolution of the Board of Directors at any meeting or by the stockholders at an annual meeting.  The Board of Directors of the Company has set the number of Directors comprising the Board of Directors at seven.

There are seven nominees for Director to be voted on at the 2014 Annual Meeting.  Each Director to be elected will hold office until the next annual meeting and until his respective successor is elected and qualified.  If any of the nominees declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election (although we know of no reason to anticipate that this will occur), the proxies may be voted for such substitute nominees as we may designate.

The seven nominees receiving the highest number of votes will be elected as Directors.  A “WITHHOLD” vote will have no effect on the vote.

The Board of Directors recommends that you vote “FOR” the Director nominees named below.

Director Nominees

The table below sets forth the names and ages of the Director nominees and, where applicable, the year each first became a Director of the Company.

Name	Age	Year First Became a Director of the Company
Ashton D. Asensio	69	2006
Timothy A. Cole	56	New Nominee
Macon Bryce Edmonson	59	2006
Harold S. Edwards	48	New Nominee
Paul J. Lapadat	48	2013
Terry McDaniel	57	2008
David L. Meyers	68	2013

The following information relates to each person nominated to be a Director, which collectively constitute all of the Directors of the Company whose terms will commence or continue after the 2014 Annual Meeting.  Where applicable, the information includes any publicly traded company directorships and certain other directorships held by each Director during the past five years.

Ashton D. Asensio.  Mr. Asensio has served as a Director of the Company since February 2006 and was appointed Chairman of the Audit Committee in July 2006.  From January 2009 to June 2013, Mr. Asensio has served as Chief Financial Officer of Security Alarm Financing Enterprises, L.P., a California security alarm account aggregator.  From 2003 to January 2009, Mr. Asensio was a financial and operations consultant.  From March 2005 to January 2009, Mr. Asensio provided consulting services to American Pacific Financial Corp., a Grand Terrace, California-based asset management firm (“APFC”) and various entities in which APFC had an ownership interest, including Capital Foods, LLC, a stockholder of the Company, and Realty Information Systems, Inc., a franchising organization (“RIS”).  From August 2005 to February 2006, Mr. Asensio served as Chief Financial Officer of RIS.  On March 28, 2008, an involuntary action was filed against RIS under Chapter 7 of the Bankruptcy Code, 11 U.S.C. Section 101, et. seq. in the United States Bankruptcy Court for the District of Nevada.  RIS disputed the petition, but subsequently consented to relief under Chapter 11 of the Bankruptcy Code on July 15, 2008.  APFC and its affiliates prevailed as the successful credit bidder for the RIS assets in a sale pursuant to an order of the Bankruptcy Court on December 30, 2008.  From March 1, 2008 through December 31, 2008, Mr. Asensio provided services to RIS as a consulting Chief Financial Officer under a consulting arrangement with RIS.  From 1972 to 1979, Mr. Asensio was an audit manager for Peat Marwick Mitchell.  Mr. Asensio received his Bachelor of Science degree in accounting from Florida Atlantic University and received his Master of Accounting degree from Florida State University.

The specific experience, qualifications, attributes or skills that led the Board of Directors to conclude that Mr. Asensio should serve as a Director in light of our business and structure were his advanced accounting education and extensive experience as a former CPA and audit manager with a major independent auditing firm, and recent engagements as a Chief Financial Officer or financial consultant for private companies.

Timothy A. Cole.  Mr. Cole most recently served as Executive Vice President of Sales at Del Monte Foods, Inc., a Fortune 500 consumer packaged foods company, from 2004 until his retirement in 2014.  From 1979 to 2004, Mr. Cole held a variety of positions with The Quaker Oats Company, now a unit of PepsiCo, Inc., where he became Vice President of National Accounts for the

United States.  Mr. Cole received his Bachelor of Science degree in Marketing from Florida State University and currently serves on the Board of Governors at Florida State University.

The specific experience, qualifications, attributes or skills that led the Board of Directors to conclude that Mr. Cole should serve as a Director in light of our business and structure were his senior experience with top consumer packaged goods companies and his experience as a sales executive, which experience the Board of Directors did not have previously.

Macon Bryce Edmonson.  Mr. Edmonson has served as a Director of the Company since July 2006 and was the Chairman of the Compensation Committee from October 2008 until September 2013.  Mr. Edmonson is currently the Chief Executive Officer of Bland Farms LLC, a large multinational farming and sales operation based in Glennville, Georgia.  Bland Farms is principally engaged in the production and sales of sweet onions.  Mr. Edmonson has served as a Senior Vice President in charge of the North American business of Del Monte Fresh Produce Company from 1995 to 2005 and, since mid-2005, has been a consultant for the food industry helping companies realign their strategies and position themselves for growth in the North American market.  On January 26, 2012, Arroyo Farming Partners LLC, an entity in which an affiliate of Mr. Edmonson is a 25% partner, voluntarily filed under Chapter 7 of the Bankruptcy Code in the United States Bankruptcy Court for the District of Arizona.  Mr. Edmonson received Bachelor and Master of Science degrees in Entomology from the University of Florida and Masters of Business Administration in Marketing from the University of Miami.

The specific experience, qualifications, attributes or skills that led the Board of Directors to conclude that Mr. Edmonson should serve as a Director in light of our business and structure were his advanced business education and extensive experience as a former officer of a major consumer food product company, and his ongoing consultant work in the food industry.

Harold S. Edwards.  Mr. Edwards has been President and Chief Executive Officer of Limoneira Company, a company listed on the NASDAQ Global Select Market, since November 2003.  Previously, Mr. Edwards was the president of Puritan Medical Products, a division of Airgas, Inc.  Prior to that, Mr. Edwards held management positions with Fisher Scientific International, Inc., Cargill, Inc., Agribrands International and the Ralston Purina Company.  Mr. Edwards is currently a member of the board of directors of Limoneira Company, a company listed on the NASDAQ Global Select Market; Calavo Growers, Inc., a company listed on the NASDAQ Global Select Market; and Compass Diversified Holdings LLC, a company listed on the New York Stock Exchange.  Mr. Edwards is a graduate of Lewis and Clark College and the Thunderbird School of Global Management where he earned a Masters of Business Administration.

The specific experience, qualifications, attributes or skills that led the Board of Directors to conclude that Mr. Edwards should serve as a Director in light of our business and structure were senior leadership with multiple food companies, his experience as a public company CEO and serving on public company boards, his extensive agricultural experience, which ties into the Company’s frozen fruit and vegetable business, and his extensive financial background.

Paul J. Lapadat.  Mr. Lapadat has served as a Director of the Company since May 2013 and was appointed Chairman of the Compensation Committee in September 2013.  Since 2010, Mr. Lapadat has been Chief Executive Officer of Flagstone Foods, formerly Snacks Holding Corporation.  In November 2010, Gryphon Investors, a San Francisco based private equity firm, purchased Ann’s House of Nuts and Amport Foods, and announced Mr. Lapadat as Chief Executive Officer.  Flagstone Foods is the parent company of Ann’s House of Nuts and Amport Foods, both industry leading private label snack food companies competing in the trail mix, dried fruit, snack nuts and wholesome snacks segments.  From 2004 to 2010, Mr. Lapadat served as President and Chief Operating Officer of the $2 billion Snack Foods Group for ConAgra Foods, a Fortune 500 consumer packaged goods company whose brands include Orville Redenbacher’s™, Slim Jim™, DAVID™ Sunflower Seeds, ACT II™ and Crunch ‘n Munch™ along with the Store Brands Division.  Previously, Mr. Lapadat served as General Manager of ConAgra’s Store Brands Division from 2001 to 2003, where he managed over 20 private label categories.  Previous to ConAgra, Mr. Lapadat held multiple positions of increasing responsibility in Marketing and Brand Management for The Pillsbury Company and Kraft Foods.  Prior to that, Mr. Lapadat began his career in Finance at General Mills.  Directorships include service on the board of directors of Flagstone Foods (2010 to present) and service on the board of directors for the Snacks Foods Association (2009).  Mr. Lapadat received his Bachelor of Arts degree in accounting from the University of St. Thomas and a Masters of Business Administration in Marketing and General Management from UCLA Anderson School of Management.

The specific experience, qualifications, attributes or skills that led the Board of Directors to conclude that Mr. Lapadat should serve as a Director in light of our business and structure were his accounting and marketing education, his extensive experience in finance, sales, marketing and general management for Fortune 500 consumer packaged foods companies, and his strong expertise in strategic planning, acquisitions and divestitures, restructuring, business turnaround, supply chain optimization, risk management and SAP implementation.

Terry McDaniel.  Mr. McDaniel has served as a Director and Chief Executive Officer of the Company since May 2008 and as Chief Operating Officer from April 2006 to April 2008.  Since May 2008, Mr. McDaniel has served on the Board of Directors of Foster Farms Dairy, the largest privately owned dairy in California, and currently serves as its lead director and Chair of its Compensation Committee.  Mr. McDaniel served as Chairman of the Snack Food Association from March 2009 to March 2010, and served on its executive committee from March 2007 to March 2012.  Mr. McDaniel has served on the Chairman’s Advisory Committee of the Grocery Manufacturers Association, most recently since 2006.  From September 2003 to April 2006, Mr. McDaniel was President and a director of MSLI Worksite Benefits, a company that marketed voluntary benefits through the worksite to Fortune 1000 companies.  From 1998 to 2003, Mr. McDaniel served as President, Chief Executive Officer and a director of Wise Foods, Inc.  Prior to 1998, Mr. McDaniel served as Vice President of Sales and Marketing for Wise Foods, Inc., and as Vice President of Sales and Distribution for Haagen-Dazs Company, Inc.  Prior to these positions, he held sales leadership positions for companies such as the Nestle Corporation, Tropicana Products, Inc. and Unilever.  Mr. McDaniel received a bachelor’s degree in business and a Masters of Business Administration from Columbus State University.

The specific experience, qualifications, attributes or skills that led the Board of Directors to conclude that Mr. McDaniel should serve as a Director in light of our business and structure were his status as the only member of the Company’s senior management who serves on the Board of Directors, his advanced business education and his extensive leadership and operations experience as an officer and director of large companies in the consumer products, retail and food industries.

David L. Meyers.  Mr. Meyers has served as a Director of the Company since May 2013 and was appointed Chairman of the Board in September 2013.  Mr. Meyers served as Executive Vice President of Del Monte Foods, Inc., a Fortune 500 consumer packaged foods company, from 1997 until his retirement in 2011.  Previously, Mr. Meyers served as Executive Vice President and Chief Financial Officer of a privately held consumer packaged goods company purchased by a private equity group from RJR Nabisco, Inc. from 1991 to 1997, and as Vice President of Finance from 1989 to 1991; as Vice President and Controller for the Ohlmeyer Communication division of RJR Nabisco from 1988 to 1989, and as Controller for the Del Monte division of RJR Nabisco from 1987 to 1988; and as Director of Finance for Nabisco Brands from 1982 to 1987.  From 1975 to 1982, Mr. Meyers served in material management, manufacturing controller, manager of corporate accounting, plant controller and cost accountant capacities for Standard Brands, Inc., including its Planters Peanuts Division and Clinton Corn Processing Division.  Since 2008 to 2013, Mr. Meyers has served on the board of directors and chairman of the audit committee for Foster Dairy Farms.  Since 2011 to January 2014, Mr. Meyers has served on the board of directors for Location Based Technologies, a GPS location device developer, and on the board of directors for Bay Grove Capital, a private equity group.  Previous directorships include service on the board of directors and chairman of the audit committee for Smart & Final during the one year period prior to its sale to an affiliate of Apollo Management L.P. on May 31, 2007.  Mr. Meyers received his Bachelor of Arts degree in business administration from the University of Northern Iowa and served 4 years in the United States Air Force.

The specific experience, qualifications, attributes or skills that led the Board of Directors to conclude that Mr. Meyers should serve as a Director in light of our business and structure were his strong knowledge of capital markets, his extensive experience in corporate and operations finance, business development, strategy, acquisitions and divestitures and his overall leadership skills focused on achieving high growth and low cost development of operations in the consumer products industry.

Executive Officers

In addition to Mr. McDaniel, the other current executive officer of the Company is:

Steve Weinberger, age 62, has served as Chief Financial Officer since August 2006.  From July 2004 to July 2006, Mr. Weinberger was Chief Financial Officer for Fiera Foods Co.  From 1999 to 2003, Mr. Weinberger was Senior Vice President of Finance at Canada Bread Company.  From 1979 to 1999, Mr. Weinberger was employed at Nabisco Canada, where he last served as Senior Vice President of Finance of the Christie Brown & Company division.  Mr. Weinberger received a Bachelor of Arts degree with honors and a Masters of Business Administration from York University.

There are no family relationships among any of our current Directors, Director nominees or executive officers.

PROPOSAL TWO

RATIFICATION OF SELECTION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Item 2 on the Proxy Card)

The Audit Committee of our Board of Directors has selected Moss Adams LLP to serve as our independent registered public accounting firm to audit the consolidated financial statements of the Company for the fiscal year ending December 27, 2014.  Moss Adams LLP has acted in such capacity since its appointment on July 15, 2008.  A representative of Moss Adams LLP is expected to be present at the 2014 Annual Meeting, with the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions.

We are asking our stockholders to ratify the selection of Moss Adams LLP as our independent registered public accounting firm for the year ending December 27, 2014.  Although ratification is not required by our Bylaws or otherwise, the Board of Directors is submitting the selection of Moss Adams LLP to our stockholders for ratification because we value our stockholders’ views on the Company’s independent registered public accounting firm and as a matter of good corporate practice.  An affirmative vote of the majority of the votes cast at the 2014 Annual Meeting is required to ratify the selection of Moss Adams LLP as the Company’s independent registered public accounting firm.  Even if the selection is ratified, however, the Audit Committee may in its discretion select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and of our stockholders.

In the event that our stockholders fail to ratify the selection, it will be considered a recommendation to the Board of Directors and the Audit Committee to consider other auditors for next year.  However, because of the difficulty in making any substitution of auditors after the beginning of the current year, the appointment for fiscal 2014 will stand, unless the Audit Committee determines there is a reason to make a change.

Audit and Non-Audit Fees

The following table sets forth the aggregate fees billed to the Company for the fiscal years ended December 28, 2013 and December 29, 2012 by Moss Adams LLP:

	2013	2012
Audit fees (1)	$212,970	$165,000
Audit related fees (2)	103,371	56,345
Total Fees	$316,341	$221,345

(1)                                 Audit fees consist of fees billed for professional services rendered for the audit of our consolidated annual financial statements and the effectiveness of our internal control over financial reporting, the review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by Moss Adams LLP in connection with statutory and regulatory filings or engagements, consultations in connection with acquisitions and issuances of auditor consents and comfort letters in connection with SEC registration statements and related SEC registered and non-registered securities offerings.

(2)                                 Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” This category includes fees related to due diligence procedures in connection with acquisitions, including the Willamette Valley Fruit Company, LLC and Fresh Frozen Foods, LLC.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee has determined that all services performed by Moss Adams LLP are compatible with maintaining the independence of Moss Adams LLP.  The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm.  These services may include audit services, audit-related services, tax services and other services.

The Audit Committee reviews and pre-approves both audit and all permissible non-audit services provided by our independent registered public accounting firm, and accordingly, all services and fees in described above provided Moss Adams LLP were pre-approved by the Audit Committee.

Vote Required and Board of Directors Recommendation

The affirmative vote of a majority of the votes cast at the 2014 Annual Meeting is required for approval of this proposal.  Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum but will not have any effect on the outcome of the proposal

The Board of Directors unanimously recommends that you vote “FOR” the ratification of the appointment of Moss Adams LLP as our independent registered public accounting firm for the fiscal year ending December 27, 2014.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee currently consists of three Directors, each of whom, in the judgment of the Board of Directors, is an “independent director” as defined in the Nasdaq Listing Rules.  The Audit Committee acts pursuant to a written charter that has been adopted by the Board of Directors.  A copy of the charter is available on the “Investor Relations — Governance Documents” section of our website at www.inventurefoods.com.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors.  The Audit Committee is responsible for retaining the Company’s independent registered public accounting firm, evaluating its independence, qualifications and performance, and approving in advance the engagement of the independent registered public accounting firm for all audit and non-audit services.  Management has the primary responsibility for the financial statements and the financial reporting process, including internal control systems, and procedures designed to insure compliance with applicable laws and regulations.  The Company’s independent registered public accounting firm, Moss Adams LLP, is responsible for expressing an opinion as to the conformity of our audited financial statements with generally accepted accounting principles.

The Audit Committee has reviewed and discussed with management the Company’s audited financial statements in the Company’s Annual Report on Form 10-K/A for the year ended December 28, 2013.  The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed under the rules adopted by the Public Company Accounting Oversight Board (“PCAOB”).  In addition, the Audit Committee has met with the independent registered public accounting firm, with and without management present, to discuss the overall scope of the independent registered public accounting firm’s audit, the results of its examinations, its evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.

The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm its independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Company’s Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K/A for the fiscal year ended December 28, 2013.

AUDIT COMMITTEE

Ashton D. Asensio, Chair
Macon Bryce Edmonson
Paul J. Lapadat

The foregoing Report of the Audit Committee shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent that the Company specifically incorporates such information by reference in such filing and shall not otherwise be deemed “filed” under either the Securities Act or the Exchange Act or considered to be “soliciting material.”

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

This Compensation Discussion and Analysis (“CD&A”) describes the Company’s executive compensation program for fiscal year 2013, along with certain actions with respect to fiscal year 2014.  In particular, this CD&A explains how the Compensation Committee of the Board of Directors made fiscal year 2013 compensation decisions for our executives, who are also our named executive officers set forth below (“Named Executive Officers” or “NEOs”)(1):

•                                          Terry McDaniel, Chief Executive Officer (our principal executive officer) (2);

•                                          Steve Weinberger, Chief Financial Officer (our principal financial officer) (3); and

•                                          Richard Suchenski, former Senior Vice President of Sales and Marketing (4);

(1)         The Company’s three Named Executive Officers, consisting of Messrs. McDaniel, Weinberger and Suchenski, were the only persons serving as executive officers of the Company during fiscal year 2013 and the executive compensation disclosure included in this “Executive Compensation” section includes all of the Named Executive Officers.

(2)         Mr. McDaniel has served as our Chief Executive Officer since May 2008.

(3)         Mr. Weinberger has served as our Chief Financial Officer since August 2006.

(4)         Mr. Suchenski served as our Senior Vice President of Sales and Marketing from June 2010 until his departure on October 11, 2013.

The Compensation Committee has responsibility for establishing, implementing and overseeing the Company’s compensation philosophy as it relates to our executive officers.  Our executive officers have broad policy-making authority, and the Compensation Committee holds them accountable for the Company’s financial performance and for setting and maintaining a culture of strong ethics.

The purpose of this CD&A is to provide information about each material element of compensation that we pay or award to, or that is earned by, our Named Executive Officers.  This CD&A addresses and explains the compensation practices we followed in fiscal year 2013, the numerical and related information contained in the summary compensation and related tables presented below, and actions we have taken in 2014 regarding executive compensation.  Specifically, this CD&A addresses:

•                  the objectives of our compensation program (found in the section entitled “Objectives of our Compensation Program”);

•                  what our compensation program is designed to reward (also described in the section entitled “Objectives of our Compensation Program”);

•                  each element of compensation (set forth in the section entitled “Compensation Program Design and Elements of Compensation”);

•                  why each element was chosen (described with each element of compensation, including base compensation, bonus compensation and long-term incentive compensation);

•                  how amounts and formulas for pay are calculated and determined (also described with each element of compensation, including base compensation, bonus compensation, and long-term incentive compensation); and

•                  how each compensation element and our decisions regarding that element fit into our overall compensation objectives and affect decisions regarding other elements (described with each element of compensation).

2013 Actions

The Compensation Committee took a number of actions during 2013 to make our executive compensation program more reflective of Company performance and more responsive to stockholder interests.  These actions included the following:

Annual Advisory Vote on Executive Compensation.  At our 2013 annual meeting of stockholders (the “2013 Annual Meeting”), we provided our stockholders the opportunity to vote to approve, on an advisory basis, our NEOs, as disclosed in the proxy statement for our 2013 Annual Meeting.  At the 2013 Annual Meeting, our stockholders overwhelmingly approved the compensation of our NEOs, with 11,669,362 shares voted in favor of approving such compensation, 69,767 shares voted against and 1,869,289 shares abstaining.  3,602,720 shares held by brokers were not voted with respect to this proposal.  As the stockholder advisory vote was held after the Compensation Committee and the Board of Directors had determined the compensation to be paid to the Company’s Named Executive Officers for fiscal year 2013, the Compensation Committee and the Board of Directors did not take such results into account in determining executive compensation for fiscal year 2013.  However, in determining and deciding on executive compensation for fiscal year 2014, our Compensation Committee took into account the results of the fiscal year 2013 stockholder advisory vote to approve executive compensation, particularly the strong support expressed by the Company’s stockholders, as one of many factors considered in deciding that the Company’s compensation policies and procedures for fiscal year 2014 should largely remain consistent with our policies and procedures in prior years.  In addition, when determining how often to hold future advisory votes on the compensation of our Named Executive Officers, the Board of Directors took into account the preference for a triennial vote expressed by our stockholders at the 2013 Annual Meeting.  Accordingly, the Board of Directors determined that we will provide our stockholders with the opportunity to cast a non-binding, advisory vote on the compensation of our Named Executive Officers every three years, or until the Board of Directors otherwise determines a different frequency for such advisory votes.

Independent Advisor.  The Compensation Committee engaged an independent compensation consultant that has no other ties to the Company or its management and that meets stringent selection criteria to evaluate its executive compensation program and policies.  Please refer to the “Role of Compensation Consultant” section below and the “Compensation Committee” section elsewhere in this 204 Proxy Statement for further details.

Compensation Determinations

Base compensation, bonus compensation, and long-term incentive compensation recommendations for the executive officers are presented to the Compensation Committee beginning in the fall of each year and conclude at the annual meeting of stockholders each year.  In the case of the Company’s Chief Executive Officer, the Chairman of the Board of Directors solicits input from the full Board of Directors, conducts the review of our Chief Executive Officer and provides his recommendation to the Compensation Committee for its review and approval.  In the case of the executive management team, the Company’s Chief Executive Officer conducts the review, shares such information with the Chairman of the Board of Directors and provides recommendations to the Compensation Committee.  The presentation to the Compensation Committee includes a summary of proposed awards to all eligible levels of management and may also include benchmarking, surveys and other data for the Compensation Committee’s consideration along with studies and recommendations from outside executive compensation consultants.  The Company has historically retained an outside executive compensation consultant every two to three years (or more frequently if determined necessary) to provide benchmark data.  During early fiscal 2013, the Compensation Committee retained Meridian as its executive compensation consultant for benchmarking purposes.  Please refer to the “Role of Compensation Consultant” section below and the “Compensation Committee” section elsewhere in this 2014 Proxy Statement for further details.  At the October meeting each year, the Compensation Committee and the Board of Directors also consider approval of the fiscal year compensation with a targeted effective date in April.  Implementation of any equity grant or other incentive plan compensation for the year occurs after the Board of Directors and Compensation Committee approval.

All of our NEOs are parties to employment agreements.  With respect to each Named Executive Officer’s initial agreement with us, the level of base compensation to be paid to those officers over the term of their respective employment agreements and their individual target bonus percentages were determined as part of the negotiation process relating to such agreements.  With respect to the amended and restated agreement that we entered into with Mr. McDaniel effective March 25, 2013, the material changes to our initial employment agreement with Mr. McDaniel were: (i) the agreement was updated to reflect Mr. McDaniel’s current base compensation of $448,122.23, (ii) to the extent that Mr. McDaniel is entitled upon termination to six-months’ severance payments under the initial employment agreement, the amended and restated agreement increased such six-month period to a 12-month period, and (iii) the agreement deleted the provision in the initial employment agreement requiring us to reimburse Mr. McDaniel, subject to a maximum amount, to the extent that he lists the sale of his residence with a licensed real estate broker during his six-month severance period and completes the sale of such residence during the 12-month period following expiration of such six-month period at a sale price less than the amount Mr. McDaniel initially paid for such residence (net of real estate commissions and other closing costs).

After review of Company and individual performance metrics, review and discussion of benchmark and survey data provided by the Compensation Committee’s compensation consultant, if any, and discussions with the executive management, the Compensation Committee set the salary increases at amounts consistent with the Company’s annual budget and the average annual compensation adjustment given to the Company’s other employees in that year.

Our Compensation Committee’s charter empowers the Compensation Committee to set all compensation, including, but not limited to, salary, bonus, supplemental retirement, incentive and equity compensation, for our NEOs.  For additional information regarding the Compensation Committee, please see the “Compensation Committee” section elsewhere in this 2014 Proxy Statement.

Objectives of our Compensation Program

We pay our executive officers based on Company-wide business performance, subject to adjustment based on their achievement of individual performance goals, and, in setting compensation levels, we take into consideration our past practices, our current and anticipated future needs, and the relative skills and experience of each individual executive.

Compensation philosophy. Under our compensation philosophy, a Named Executive Officer’s total compensation will vary based on our overall performance, as well as the Compensation Committee’s assessment of the particular Named Executive Officer’s personal performance and contribution to our overall results.  This philosophy generally applies to all of our employees, although the degree of variability and compensation at risk increases as an employee’s function and level of responsibility increases.  Our overall goals in implementing this philosophy are to attract, retain and motivate the colleagues who lead our business to achieve at the highest levels while maintaining a cost basis that keeps us competitive in the markets that we operate in and pursue.

Compensation objectives. We believe that the compensation program we follow helps us achieve the following objectives:

•                  Compensation should be related to performance.  We believe that the performance-based portion of an individual’s total compensation should increase as the individual’s business responsibilities increase.  Thus, a material portion of executive compensation is linked to our financial performance, which also serves to align the Named Executive Officers’ interests with those of our stockholders.

•                  Compensation should be competitive and cost effective.  We believe that our compensation program should foster an innovative, high integrity, and performance-oriented culture that serves to attract, motivate, and retain executives and other key employees with the appropriate skill sets to lead us through expected future growth in a dynamic, competitive, and highly regulated environment.  Accordingly, we seek to provide compensation, in amounts and based on performance targets, necessary to achieve these goals and which is of fair value relative to other positions at the Company

Company compensation policies.  During 2013, our Named Executive Officers’ total compensation consisted of base salaries, cash bonuses, long-term incentive compensation, limited perquisites, and other benefits generally available to all employees.  With regard to these components, we adhere to the following compensation policies:

•                  Cash should be a significant component of compensation.  The Company’s compensation policy focuses on providing the opportunity for its Named Executive Officers to earn total cash compensation at levels that enable the Company to achieve the motivation and retention goals described above, and to provide equity incentives that are intended to reward superior performance rather than serve as a substitute for cash compensation.

•                  Base salaries should generally be the largest component of cash compensation.  Our compensation programs generally reflect our view that base salaries reflect compensation for the Named Executive Officers to perform the essential elements of their respective jobs, and that cash bonuses are a reward for superior company performance.  In this regard, absent clear outperformance of financial goals, base compensation should generally be the largest component of cash compensation.

•                  Cash incentives should be linked to performance.  Under our annual bonus plan for the fiscal year 2013 (the “2013 Bonus Plan”), bonuses paid to our Named Executive Officers are based on overall company financial performance.

We believe our policies have helped us achieve our compensation objectives of attracting, motivating, retaining, and rewarding our key officers.

Compensation Program Design and Elements of Compensation

We choose to pay each element of compensation to further the objectives of our compensation program, which, as noted, include the need to attract, motivate, retain, and reward key leaders critical to our success by providing competitive total compensation.

Elements of Compensation. For our 2013 fiscal year, our executive compensation mix included base salaries, cash bonuses, long-term incentive compensation, limited perquisites, and other benefits generally available to all employees. We generally determine the nature and amount of each element of compensation as follows:

•                  Base compensation.  We typically agree upon a base compensation with an NEO at the time of initial employment.  The amount of base compensation agreed upon, which is not at risk, reflects our views as to the individual executive’s past experience, future potential, knowledge, scope of anticipated responsibilities, skills, expertise, and potential to add value through performance, as well as competitive industry salary practices.  Although minimum base salaries for each of our current NEOs are set by their respective employment agreements, as described below, we review executive officer salaries annually and may increase them based on the Company’s budget, an evaluation of the Company’s performance for the year and the performance of the functional areas under an executive officer’s scope of responsibility. We also consider qualitative criteria, such as education and experience requirements, complexity, and scope or impact of the position compared to other executive positions internally.

•                  Bonus Compensation.  We provide cash bonuses pursuant to our annual bonus plan, which typically are at-risk, to recognize and reward our NEOs based on our success in a given year, subject to the discretion of the Compensation Committee to adjust targets in light of unforeseen facts and circumstances.  The operation of the 2013 Bonus Plan as it relates to our NEOs is described in more detail below.

•                  Equity Compensation.  We provide equity compensation to provide long-term awards that motivate and retain key management and align management with the interests of our stockholders.  The equity compensation grants are tied to time- and/or performance-based vesting.  We currently have authorized a total of 2,710,518 shares of common stock for grants under our 2005 Equity Incentive Plan (as amended, the “2005 Plan”).  In 2013, our NEOs received grants of performance-based restricted stock under the 2005 Plan as part of an overall, annual equity incentive grant made to Company employees.  Since 2010, the Company has granted performance-based restricted shares to our Named Executive Officers pursuant to a Performance Share Restricted Stock program and in accordance with the Company’s 2005 Plan.  The Performance Share Restricted Stock program provides for a grant of restricted stock which will vest at the end of a three-year measurement period based upon the achievement of cumulative Board-approved EBITDA targets for such three-year period.

•                  Perquisites.  We seek to compensate our NEOs at levels that eliminate the need for material perquisites and enable each individual officer to provide for his or her own needs.  Accordingly, in 2013, we provided limited perquisites to our NEOs.  See the “Summary Compensation Table” below for additional detail.

•                  Other.  We offer other employee benefits to NEOs for the purpose of meeting current and future health and security needs for the executives and their families.  These benefits, which we generally offer to all eligible employees, include medical, dental, and life insurance benefits; short-term disability pay; long-term disability insurance; flexible spending accounts for medical expense reimbursements; a 401(k) retirement savings plan (the “401(k) Plan”)  . The 401(k) Plan is a defined contribution plan under Section 401(a) of the Code,  into which employees may make pre-tax contributions into the plan, expressed as a percentage of compensation, up to prescribed Internal Revenue Service annual limits, with such contributions subject to a matching Company contribution up to prescribed limits

Elements of Post-Termination Compensation and Benefits.  The employment agreements of our Named Executive Officers provide for post-termination salary and benefit continuation in the event of a termination by us without Cause (as defined in each respective NEO’s employment agreement) or in certain circumstances following both a Change in Control (as defined in each respective NEO’s employment agreement) and the occurrence of Good Reason (as defined in each respective NEO’s employment agreement) of the Company, and for so long as the Named Executive Officer abides by customary confidentiality, non-competition, and non-solicitation covenants and executes a full release of all claims, known or unknown, that the executive may have against the Company.  We believe that the amounts of these payments and benefits and the periods of time during which they would be provided are fair and reasonable, and we have not historically taken into account any amounts that may be received by a Named Executive Officer following termination when establishing current compensation levels.  The elements of post-termination compensation that were in effect during 2013 pursuant to the written employment agreements consisted of the following:

•                  Salary continuation.  Each Named Executive Officer would continue to receive monthly salary payments and monthly car allowances following any qualifying termination of employment.

•                  Outplacement services.  Each of Mr. McDaniel and Mr. Weinberger would receive up to $9,000 for outplacement services with an outplacement firm selected by such executive.

•                  Benefits continuation.  Mr. Suchenski would have received reimbursement from the Company on a fully taxable basis for the cost of continued group health benefits under COBRA during the salary continuation period.

Please refer to the “Potential Payments Upon Termination or Change in Control” section below for certain exceptions and additional detail.

Impact of Performance on Compensation

Under the 2013 Bonus Plan as in effect for 2013, a Named Executive Officer’s bonus is based on the Company’s achievement of established EBITDA (earnings before interest, taxes, depreciation and amortization, as adjusted for certain items) targets and the assessment of the particular Named Executive Officer’s completion of individual performance objectives established at the beginning of each plan year.

Calculation of Bonuses.  The cash bonus amounts payable for fiscal year 2013 were based upon the Company’s achievement of established EBITDA targets.  Actual bonus award amounts are based upon a weighting of 80% for actual performance achieved against the EBITDA targets and 20% for actual performance achieved against individual performance objectives.  The Compensation Committee set the 2013 aggregate annual cash bonus amounts for the NEOs as follows, assuming performance at 100% of established targets:

Terry McDaniel	$207,704
Steve Weinberger	$106,210
Richard Suchenski	$105,276

Performance was measured at year-end against the EBITDA targets.  Performance at or below the threshold of 85% of targeted EBITDA resulted in no cash bonus payout.  Performance above the threshold results in the following payouts:

•                  The EBITDA-based portion of the bonuses are payable on a linear scale between 85% of the targeted EBITDA and 100%.   At 85% of the targeted EBITDA the bonus is 0%.  The bonus is calculated using the formula “[percent of achievement of EBITDA minus 85%] divided by 15.”  Based on this formula, if the Company achieves 86% of the EBITDA target, then 6.7% of the EBITDA-based portion of the bonus is earned; if the Company achieves 93% of the EBITDA target, then 53.3% of the EBITDA-based portion of the bonus is earned; and

•                  Performance above 100% of targeted EBITDA for the year results in a percentage payout equal to the actual percentage of target achieved, up to a 125% (130% for our executive management group, which includes our NEOs) payout of the EBITDA-based portion of the cash bonus.

Compensation Committee Discretion.  The Compensation Committee retains the discretion to adjust EBITDA targets in order to accomplish the purposes of the 2013 Bonus Plan in light of unforeseen facts and circumstances.

Actual Performance vs. Compensation Paid for 2013.  The 2013 Bonus Plan required that the Company achieve a certain threshold percentage of the budgeted EBITDA amounts for any payment to be made to an executive with respect to the performance measure.  For fiscal year 2013, the Company’s consolidated financial results did not meet internal expectations.  In accordance with the terms of 2013 Bonus Plan, the Compensation Committee declined the payout of any bonus for fiscal 2013 to the Named Executive Officers.

Equity Incentives

We currently maintain one compensation plan, the 2005 Plan, which has been approved by our stockholders.  The 2005 Plan provides for the issuance of our common stock to officers and other employees, Directors and consultants.  The 2005 Plan was approved at our 2005 annual meeting of stockholders and initially reserved for issuance 410,518 shares of common stock, which was the number of reserved but unissued shares available for issuance under the Company’s prior 1995 Stock Option Plan.  The number of shares of common stock reserved for issuance under the 2005 Plan has been increased since 2005 to a total of 2,710,518 as of March 31, 2014, pursuant to a series of amendments to the 2005 Plan approved by our stockholders.  Shares issuable pursuant to awards granted under the 2005 Plan that: (i) are subject to issuance upon exercise of an option but cease to be subject to such option for any reason other than exercise of such option; (ii) are subject to an award but prior to issuance are released from, or reacquired by the Company pursuant to, the terms of such award; or (iii) are subject to an award that otherwise terminates without shares being issued; are again available for grant and issuance in connection with any future awards under the 2005 Plan.  In addition, shares that are withheld by the Company and not issued in order to pay for shares purchased pursuant to an award under the 2005 Plan, or any withholding taxes due upon issuance of an award or shares thereunder, are not deemed to have been delivered for purposes of determining the maximum number of shares available for delivery under the 2005 Plan and such shares are again available for grant and issuance in connection with any future awards under the 2005 Plan, other than an award that includes Incentive Stock Options.  All of the options and stock awards listed in the “Outstanding Equity Awards at Fiscal Year-End” table below were granted pursuant to the 2005 Plan.  The 2005 Plan expires in May 2015, and awards granted under the 2005 Plan include non-qualified stock options, incentive stock options, restricted stock, restricted stock units, stock appreciation rights, performance units and stock-reference awards.

The following table sets forth information regarding outstanding options and shares reserved for future issuance under the foregoing plans as of December 28, 2013:

Equity Compensation Plan Information

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity Compensation Plans Approved by Stockholders	934,300	$4.58	1,100,902	(1)
Equity Compensation Plans Not Approved by Stockholders	—	—	—
Total	934,300	$4.58	1,100,902	(1)

(1)         As of December 28, 2013, there were 357,586 shares of our common stock available for awards under the 2005 Plan, plus 743,316 shares of our common stock available for any awards under the 2005 Plan other than Incentive Stock Options.

The parameters of the 2005 Plan are considered each year by the Compensation Committee and all equity grants are approved by the Board of Directors.  Each year consideration is given with respect to the achievement of the 2005 Plan’s goals of driving long-term shareholder value, awarding performance of the management team and achieving stated earnings targets.  If it is determined that awards will be granted, then consideration is also given to “inside concentration,” which represents the percentage of stock owned or controlled by members of the Board of Directors and management.  The amount of equity grants is also a function of the “pool” of shares that are reserved for issuance.

Awards of restricted stock, incentive stock options, and performance based share options are all within the parameters of the 2005 Plan and are currently used by the Compensation Committee to achieve the goals of the 2005 Plan.  The Company has also developed an Equity Award Granting Policy.  The policy details the timing of the grants and that granting authority lies within the Board of Directors.

Role of Compensation Committee

The Compensation Committee is responsible for determining and approving all compensation for our Named Executive Officers, including incentive-based and equity-based compensation.  In addition, the Compensation Committee approves all employment, severance, or change-in-control agreements, special or supplemental benefits, or provisions including the same, applicable to our Named Executive Officers.

The Compensation Committee typically works closely with the Company’s Chief Executive Officer to structure the Company’s annual and long-term incentive-based executive compensation to motivate executives to achieve the business goals set for the Company and to reward the executives for achieving those goals.  The Compensation Committee historically reviews and sets executive compensation during April of each year following the Company’s budgeting process for such year. This process includes setting the Company’s near- and long-term business goals, together with the Company’s financial performance targets and other business goals for the coming fiscal year.

The Compensation Committee has no pre-established policy or set allocation between either cash and non-cash compensation or short-term and long-term incentive compensation.  Rather, the Compensation Committee considers the views of the executives as to the retention and motivation effects of various types of compensation awards, the historical compensation patterns of the Company’s compensation awards and other subjective and objective factors, including the performance of the senior executive management team and each individual executive during recent periods.

In accordance with the Compensation Committee’s charter, the Compensation Committee meets as often as it determines is appropriate to carry out its responsibilities under its charter.  Meetings of the Compensation Committee may be called by any member of the Compensation Committee.  The Chair of the Committee, in consultation with the other Compensation Committee members, determines the frequency and length of the Committee meetings and sets meeting agendas consistent with the Compensation Committee’s charter.  The Chair coordinates the scheduling of Compensation Committee meetings with the CEO or other senior management, as appropriate.  However, so as not to conflict with other Board of Directors meetings.  Under the terms of the Compensation Committee’s charter, the Compensation Committee may invite to its meetings any member of management of the Company as it deems appropriate in order to carry out its responsibilities.

Role of the Company’s Chief Executive Officer

The Company’s CEO typically reviews the performance of each of the other NEOs against their respective objectives and presents his evaluation of such NEOs performance to the Compensation Committee.  However, recommendations about individual compensation elements and total compensation are ultimately made by the Compensation Committee, using its judgment, focusing primarily on each NEO’s performance against his or her individual financial and strategic objectives, as well as the Company’s overall performance. The Compensation Committee also considers a variety of qualitative factors, including the business environment in which the results were achieved.  Therefore, the Compensation Committee makes recommendations regarding each NEO’s compensation based on multiple factors, including the competitive market and Company and individual performance.  As required by the Compensation Committee’s charter, these recommendations are made to the full the Board of Directors of the Company, which approves all compensation plans for senior management.

Role of Compensation Consultant

Pursuant to its charter, the Compensation Committee has the authority to engage independent compensation consultants and other professionals to assist in the design, formulation, analysis, and implementation of compensation programs for our executive officers.  During fiscal year 2013, the Compensation Committee retained Meridian to conduct a competitive benchmarking review for select senior executives of ours and provide recommendations to the Compensation Committee regarding base compensation, target bonus, target total cash, long-term incentives value and design and target total executive compensation.  The Compensation Committee has determined that the engagement of Meridian has not raised any conflicts of interest.  Please refer to the “Compensation Committee” section elsewhere in this 204 Proxy Statement for further details.

Evaluation of CEO Performance

As noted above, the Compensation Committee makes recommendations to the full Board of Directors regarding the performance targets and individual performance objectives for the Company’s executive management, including the Company’s CEO.  Recommendations about the CEO’s compensation elements and total compensation are made by the Compensation Committee, using its judgment, focusing primarily on the CEO’s performance against his individual financial and strategic objectives, as well as the Company’s overall performance and the qualitative factors discussed below.  Our CEO was not present at the time the Compensation Committee reviewed his performance and discussed his compensation for fiscal year 2013.

Effect of Accounting and Tax Treatment on Compensation Decisions

Internal Revenue Code Section 162(m) Policy.  Section 162(m) of the Code imposes a $1 million limit on the amount that a public company may deduct for compensation paid to the Company’s Chief Executive Officer or any of the Company’s other NEOs.  This limitation does not apply to compensation that meets the requirements under Section 162(m) for “qualifying performance-based” compensation (i.e., compensation paid only if the individual’s performance meets pre-established objective goals based on performance criteria approved by stockholders).  The performance criteria within our 2005 Plan and our 2013 Bonus Plan were approved by our stockholders at our 2005 annual meeting of stockholders in accordance with Section 162(m).

Internal Revenue Code Section 409A.  Section 409A of the Code (“Section 409A”) requires that “nonqualified deferred compensation” be deferred and paid under plans or arrangements that satisfy the requirements of the statute with respect to the timing of deferral elections, timing of payments and certain other matters.  Failure to satisfy these requirements can expose employees and other service providers to accelerated income tax liabilities and penalty taxes and interest on their vested compensation under such plans.  Accordingly, as a general matter, it is our intention to design and administer our compensation and benefits plans and arrangements for all of our employees and other service providers, including our Named Executive Officers, so that they are either exempt from, or satisfy the requirements of, Section 409A.  With respect to our compensation and benefit plans that are subject to Section 409A, in accordance with Section 409A and regulatory guidance issued by the Internal Revenue Service, we believe we are currently operating such plans in compliance with Section 409A.

Accounting Standards.  Grants of equity awards under the 2005 Plan are recognized as compensation expense for the fair value of equity-based compensation awards. The Compensation Committee considers the accounting implications of significant compensation decisions, including in connection with decisions that relate to the 2005 Plan and equity award programs thereunder.  As accounting standards change, we may revise certain programs to appropriately align accounting expenses of our equity awards with our overall executive compensation philosophy and objectives.

Conclusion

We believe that the compensation amounts paid to our NEOs for their service in 2013 were reasonable and appropriate and in our best interests.

2014 Actions

During early 2014, the Compensation Committee undertook a formal process of reviewing its outside executive compensation consultant engagement, and selected Mercer and River Rock as its new independent executive compensation consultants for 2014.  During 2013, Meridian provided advice to the Compensation Committee regarding our fiscal 2013 compensation program.  Mercer will be responsible for the continued review of our executive compensation program and practices relative to our business objectives and compensation strategy, and River Rock will be responsible for providing market data and recommendations to the Compensation Committee with respect to the Company’s annual bonus plan for 2014.  Consistent with the terms of their respective engagement letters, Mercer and River Rock will not provide services to the Company’s management without the advance consent of the Compensation Committee.

Compensation Policies and Practices as Related to Risk Management

In connection with the preparation of this 2014 Proxy Statement, our Compensation Committee reviewed and discussed our compensation policies and practices for senior management, including our NEOs.  In this regard, the Compensation Committee took note of the fact that:

•                  We pay base salaries we believe are competitive and that are generally intended to constitute the largest component of cash compensation.  We believe that this emphasis on paying competitive base salaries that are not at risk for performance discourages inappropriate risk taking.

•                  Our 2013 Bonus Plan focuses on the achievement of established EBITDA targets, which prevents participants from being able to materially enhance their bonus prospects through excessive or inappropriate risk-taking.

•                  The cash payments that may be made to our NEOs under our 2013 Bonus Plan are subject to stated maximum limits, which we believe mitigates any risks that our NEOs may take.

•                  The equity grants made to our NEOs, and all other employees, under the 2005 Plan all vest over a three-year period, which we believe discourages excessive or inappropriate short-term risk taking.

Based on that review, and with input from management, the Compensation Committee has determined that that there are no known potential risks arising from our compensation policies or practices that are reasonably likely to have a material adverse effect on us.

The Compensation Committee, with the assistance of outside executive compensation consultants, intends to continue, on an on-going basis, a process of thoroughly reviewing our compensation policies and programs to ensure that our compensation programs and risk mitigation strategies continue to discourage imprudent risk-taking activities.

Compensation Committee Report

The following report of the Compensation Committee shall not be deemed to be incorporated by reference into any previous filing by us under either the Securities Act, or the Exchange Act that incorporates future Securities Act or Exchange Act filings in whole or in part by reference.

We have reviewed and discussed with management the Compensation Discussion and Analysis contained in this 2014 Proxy Statement.  Based on such review and discussion, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and in the Company’s Annual Report on Form 10-K/A for the fiscal year ended December 28, 2013.

COMPENSATION COMMITTEE

Paul J. Lapadat, Chair
Macon Bryce Edmonson
David L. Meyers

Compensation Committee Interlocks and Insider Participation

Effective January 13, 2013, Mr. Edmonson, a member of our Board of Directors, was named Chief Executive Officer of Bland Farms, Inc., the parent company of Vidalia Brands, Inc., with whom we have a broker agreement and a license to sell our Vidalia® brand snack products, and a supply agreement to obtain sweet onion puree.  During fiscal year 2013, the Company paid approximately $140,000 to Vidalia Brands, Inc.

None of the members of the Compensation Committee are or have been an officer or employee of the Company.  Except as disclosed above, during the fiscal year ended December 28, 2013, no member of the Compensation Committee had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K.  During the fiscal year ended December 28, 2013, none of the Company’s executive officers served on the compensation committee (or its equivalent) or board of directors of another entity any of whose executive officers served on the Company’s Compensation Committee or Board of Directors.

Summary Compensation Table

The following table sets forth information concerning the compensation earned during the fiscal years ended December 28, 2013, December 29, 2012 and December 31, 2011 by our Named Executive Officers:

Name and Principal Position	Year	Salary ($) (1)	Bonus ($) (2)	Stock Awards ($)(3)	Non-Equity Incentive Plan Compensation ($) (2)	Non-Qualified Deferred Compensation Earnings	All Other Compensation ($)(4)	Total ($)
Terry McDaniel	2013	458,205	—	360,500	—	—	39,443	858,148
Chief Executive Officer	2012	445,925	—	527,930	191,636	—	57,198	1,222,689
	2011	434,518	—	343,560	—	—	37,161	815,239

Steve Weinberger	2013	301,428	10,000	155,015	—	—	51,866	515,966
Senior Vice President and	2012	293,888	—	206,325	97,372	—	52,234	649,819
Chief Financial Officer	2011	287,063	—	134,970	—	—	45,305	467,338

Richard Suchenski	2013	235,149	—	133,385	—	—	179,418	547,952
Former Senior Vice President	2012	291,304	—	186,675	96,106	—	50,124	624,209
of Sales and Marketing	2011	285,115	—	102,250	—	—	34,996	422,361

(1)         Includes amounts (if any) deferred at the Named Executive Officer’s option under the Company’s 401(k) Plan.

(2)         Performance-based bonuses are generally paid under our 2013 Bonus Plan and reported as Non-Equity Incentive Plan Compensation. Except as otherwise noted, amounts reported as Bonus represent discretionary bonuses awarded by the Compensation Committee in addition to the amount (if any) earned under the 2013 Bonus Plan.

(3)         Aggregate grant date fair value of all stock awards, computed in accordance with FASB ASC Topic 718.  The assumptions used with respect to the valuation of option grants are set forth in “Inventure Foods, Inc. Consolidated Financial Statements — Notes to Financial Statements — Note 1 — Summary of Significant Accounting Policies — Stock-Based Compensation” included in our Annual Report on Form 10-K/A for the year ended December 28, 2013.

For fiscal 2013, the grant date fair value was calculated based on the closing price of the Company’s common stock on May 14, 2013 of $7.21 (the last trading day preceding the grant date) multiplied by the target number of performance-based restricted stock awards, as the target was considered to be the probable outcome as of the grant date.  The maximum award attainable was 100% of the target number of performance-based restricted stock awards.  Mr. Suchenski departed the Company on October 11, 2013.  Mr. Suchenski received 22.2% of his target number of performance-based restricted stock awards upon his departure.

For fiscal 2012, the grant date fair value was calculated based on the closing price of the Company’s common stock on May 15, 2012 of $6.55 (the last trading day preceding the grant date) multiplied by the target number of performance-based restricted stock awards, as the target was considered to be the probable outcome as of the grant date.  The maximum award attainable was 100% of the target number of performance-based restricted stock awards.  Mr. Suchenski received 34.7% of his target number of performance-based restricted stock awards upon his departure.

For fiscal 2011, the grant date fair value was calculated based on the closing price of the Company’s common stock on May 19, 2011 of $4.09 (the last trading day preceding the grant date) multiplied by the target number of performance-based restricted stock awards, as the target was considered to be the probable outcome as of the grant date.  The maximum award attainable was 100% of the target number of performance-based restricted stock awards.  The actual attainment for Messrs. McDaniel and Weinberger was 43.6% of their respective target number of performance-based stock awards upon vesting on January 1, 2014.  Mr. Suchenski received 45.9% of his target number of performance-based restricted stock awards upon his departure.

(4)         All Other Compensation for 2013 represents payments to:

•                  Mr. McDaniel for health insurance benefits of $17,909, an automobile allowance of $12,000, 401(k) matching contributions of $4,262, disability insurance and life insurance benefits.

•                  Mr. Weinberger for health insurance benefits of $17,909, an automobile allowance of $12,000, 401(k) matching contributions of $10,200, disability insurance and life insurance benefits.

•                  Mr. Suchenski for severance of $131,825, health insurance benefits of $17,909, an automobile allowance of $10,800, 401(k) matching contributions of $10,200, disability insurance, an executive wellness exam and life insurance benefits.  Mr. Suchenski departed the Company on October 11, 2013, with Mr. Suchenski receiving severance equal to five months his base salary of $300,790 and auto allowance.

2013 Grants of Plan-Based Awards

The following table sets forth certain information with respect to restricted stock awards, option awards and other plan-based awards granted during the fiscal year ended December 28, 2013 to our Named Executive Officers:

							Grant Date
		Estimated Future Payouts Under Non-Equity			Restricted		Fair Value
		Incentive Plan Awards(1)			Stock	Base Price	of Stock
			Target		Awards	of Awards	Awards
Name	Grant Date	Threshold ($)	($)	Maximum ($)	(#)(2)	($/sh)	($)
Terry McDaniel	5/15/2013	176,548	207,704	207,704	50,000	$7.21	$360,500

Steve Weinberger	5/15/2013	90,279	106,210	106,210	21,500	$7.21	$155,015

Richard Suchenski	5/15/2013	89,485	105,276	105,276	18,500	$7.21	$133,385

(1)         The Company awards bonuses pursuant to The 2013 Bonus Plan, which provides for the award of annual cash bonuses based upon threshold, target and maximum payout amounts set by the Board of Directors for each fiscal year.  The actual amount paid to each Named Executive Officer for the fiscal year ended December 28, 2013 is set forth in the Summary Compensation Table under the heading, “Non-Equity Incentive Plan Compensation.”

(2)         These amounts reflect the maximum potential award of performance-based restricted shares, which are subject to performance criteria over three years.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information with respect to the value of all unvested stock awards and unexercised options previously awarded to our Named Executive Officers as of December 28, 2013:

	Options Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options - Exercisable (#)	Number of Securities Underlying Unexercised Options - Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock - Unvested (#)		Market Value of Shares or Units of Stock - Unvested ($) (5)	Grant Date
Terry McDaniel	—	—		—	—	50,000	(1)	673,500	5/15/2013
	—	—		—	—	80,600	(2)	1,085,682	5/16/2012
	—	—		—	—	84,000	(3)	1,131,480	5/20/2011
	39,200	—	(4)	1.70	12/08/2018	—		—	—

Steve Weinberger	—	—		—	—	21,500	(1)	289,605	5/15/2013
	—	—		—	—	31,500	(2)	424,305	5/16/2012
	—	—		—	—	33,000	(3)	444,510	5/20/2011
	20,400	—	(4)	1.70	12/08/2018	—		—	—

Richard Suchenski	—	—		—	—	—		—

(1)         Performance shares granted on May 20, 2011, with performance criteria over three years stated at target achievement of 100%.

(2)         Performance shares granted on May 16, 2012, with performance criteria over three years stated at target achievement of 100%.

(3)         Performance shares granted on May 15, 2013, with performance criteria over three years stated at target achievement of 100%.

(4)         Options Award granted on December 8, 2008, with five year vesting in equal annual installments and a life of 10 years.

(5)         Represents the value based upon the number of shares awarded multiplied by the closing price of the Company’s common stock, which was $13.47 per share on December 28, 2013, the Company’s fiscal year end.

Option Exercises and Stock Vested During Last Fiscal Year

The following table sets forth certain information concerning option exercises by our Named Executive Officers and vesting of the Company’s common stock held by them during the fiscal year ended December 28, 2013:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)
Terry McDaniel	58,800	355,152	59,484	449,699
Steve Weinberger	128,927	763,969	24,785	187,375
Richard Suchenski	15,000	127,500	40,337	391,787

(1)         Based on the difference between the market price of the Company’s common stock on the date of exercise and the exercise price.

(2)         Based on the market price of the Company’s common stock on the vesting date.  During 2013, the stock awards that vested for the Named Executive Officers were net-share settled such that the Company withheld shares with value equivalent to the Named Executive Officer’s minimum statutory tax obligation for the applicable income and other employment taxes and remitted cash to the appropriate taxing authorities. The amounts in the table represent the gross number of shares and value realized upon vesting for each of the Named Executive Officers. The net number of shares acquired by Mr. McDaniel, Mr. Weinberger and Mr. Suchenski upon vesting was 40,717, 17,908 and 28,713, respectively.

Pension Benefits

We do not offer any pension benefits for any of our employees.

Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans

On January 18, 2007, the Compensation Committee of our Board of Directors adopted the Non-Qualified Deferred Compensation Plan (the “Deferred Compensation Plan”), effective January 1, 2007.

The Deferred Compensation Plan is a non-qualified deferred compensation plan that allows certain individuals designated by the Company from a select group of management or highly compensated service providers to defer a portion of their salary and bonus under the Deferred Compensation Plan (“Compensation Deferrals”).  Compensation Deferrals under the Deferred Compensation Plan represent obligations of the Company to pay participants certain compensation amounts that the participants have elected to defer.  The Deferred Compensation Plan is intended to provide participants with the ability to defer income that would otherwise be payable to them for tax planning purposes.  The Compensation Deferrals are payable in cash and generally will be paid in either a lump sum or in annual installments over a certain term upon retirement or in a lump sum upon death or other termination of service, according to the terms and conditions of the Deferred Compensation Plan.

Subject to the terms and conditions of the Deferred Compensation Plan, each participant may specify one or more investment funds or benchmarks made available by the administrator of the Deferred Compensation Plan in which their deferrals shall be deemed to be invested, and each participant’s deferral account will be adjusted periodically in accordance with the procedures adopted by such administrator to reflect such deemed investments.  A participant’s deferral account will be 100% vested at all times.

The obligation to pay the vested balance of each Deferred Compensation Plan participant’s account shall at all times be an unfunded and unsecured obligation of the Company.  Benefits are payable solely from the Company’s general funds and are subject to the risk of corporate insolvency.  Participants will not have any interest in any particular assets of the Company by reason of any obligation created under the Deferred Compensation Plan.  A participant’s right to Compensation Deferrals cannot be transferred, assigned, pledged or encumbered.

As of December 28, 2013, none of the Named Executive Officers have participated in the Deferred Compensation Plan.

Potential Payments upon Termination or Change in Control

Our Named Executive Officers are eligible to receive certain benefits in the event their employment is terminated (i) by the Company without “Cause” (as defined in each respective NEO’s employment agreement), (ii) upon each such NEO’s retirement, disability or death or (3) in certain circumstances following a Change in Control (as defined in each respective NEO’s employment agreement) of the Company.  The amount of benefits will vary based on the reason for the termination.

The following information sets forth calculations as of December 28, 2013 of the estimated benefits our Named Executive Officers would receive in each of these situations.  Although the calculations are intended to provide reasonable estimates of the potential benefits, they are based on numerous assumptions and may not represent the actual amount a NEO would receive if an eligible termination event were to occur.

In addition to the amounts disclosed below, each Named Executive Officer would retain the amounts that such NEO has earned or accrued over the course of such NEO’s employment prior to the termination event, such as the NEO’s balances under our Deferred Compensation Plan, our 401(k) Plan and previously vested stock options.

Severance Benefits

If the employment of a Named Executive Officer is terminated without Cause, then such NEO will be entitled to receive benefits under such NEO’s employment agreement.  Benefits are not available if an NEO is terminated for Cause.  Each NEO has severance benefits in their respective employment agreements.  The following table sets forth the estimated benefits payable to our Named Executive Officers, including Mr. Suchenski, as severance upon a hypothetical termination of employment, assuming termination on December 28, 2013:

Name	Salary ($)	Bonus (1)	Restricted Stock ($)(2)	Health Benefits ($)	Auto Allowance ($)	Outplacement ($)	Total ($)
Terry McDaniel	461,566	—	895,674	—	6,000	9,000	1,372,240
Steve Weinberger	151,729	—	361,777	—	6,000	9,000	528,506
Richard Suchenski	125,329	—	289,807	8,954	4,500	—	428,590

(1)         Each Named Executive Officer would be entitled to any applicable prorated bonus at the discretion of the Compensation Committee.  Represents the actual earned bonus as paid in 2013, which was paid at a rate less than the target amount of 100%.

(2)         Amounts include outstanding unvested performance stock awards which vest based on achievement of cumulative three-year EBITDA targets.  If the NEO’s employment is terminated without Cause, or if the NEO resigns for Good Reason, then a portion of the performance shares vest based on the level of performance for the completed fiscal years prior to termination.  If the NEO’s employment ends for any other reason, then the performance shares do not vest and are automatically forfeited.  The dollar values indicated are based on the closing price of the Company’s common stock, which was $13.47 per share on December 28, 2013 multiplied by the number of shares estimated for immediate release as of December 28, 2013.

Payments Upon a Change in Control

The following table sets forth the value of the payments to which each Named Executive Officer, including Mr. Suchenski, would be entitled in the event of a hypothetical Change in Control of the Company as of December 28, 2013:

Name	Salary ($)(1)	Bonus (2)	Stock Options ($)(3)	Restricted Stock ($)(4)	Outplacement ($)	Total ($)
Terry McDaniel	461,566	—	—	895,674	9,000	1,366,240
Steve Weinberger	303,458	—	—	361,777	9,000	674,235
Richard Suchenski	150,395	—	62,100	289,807	—	502,302

(1)                     Assumes that the NEO’s employment is terminated for Good Reason, within specified time periods before or after the Change in Control.

(2)                     Each Named Executive Officer would be entitled to any applicable prorated bonus at the discretion of the Compensation Committee.  Represents the actual earned bonus as paid in 2013, which was paid at a rate less than the target amount of 100%.

(3)                     Vesting of all unvested options automatically accelerates upon a Change in Control.  The dollar values indicated are based on the difference between exercise price per share and the closing price of the Company’s common stock, which was $13.47 per share on December 28, 2013.

(4)                     Upon a Change in Control, all performance shares are eligible for immediate vesting proportionately based upon the cumulative performance for the most recently completed fiscal year during the period, except to the extent that vesting would constitute an excess parachute payment under Internal Revenue Code Section 280G.  The dollar values indicated are based on the closing price of the Company’s common stock, which was $13.47 per share on December 28, 2013 multiplied by the number of shares estimated for immediate release as of such date.

Employment Agreements

Terry McDaniel.  The Company entered into an executive employment agreement with Mr. McDaniel on April 17, 2006, employing him as Chief Operating Officer, which agreement was amended on May 8, 2008 when Mr. McDaniel took over as Chief Executive Officer, and amended and restated in its entirety on March 25, 2013.  Pursuant to the terms of this agreement, Mr. McDaniel is an “at will” employee.  Under the terms of his employment agreement, Mr. McDaniel receives an annual base salary of $448,122, eligibility for bonus as determined by the Board of Directors (or the Compensation Committee) in its discretion, an auto allowance of $1,000 per month, and, to the extent eligible thereunder, will be included in the Company’s plans that provide benefits to executive employees, including, medical, dental, vision, disability, life insurance, the 401(K) Plan, sick days, vacation and holidays.  Mr. McDaniel is also eligible to participate in all non-qualified deferred compensation and similar compensation, bonus and stock plans offered, sponsored or established by the Company on substantially the same or a more favorable basis as any other employee of the Company.

In the event that Mr. McDaniel’s employment is terminated by the Company for Cause (as defined in his employment agreement) or Mr. McDaniel resigns, Mr. McDaniel will be entitled to receive his then current base salary through the date his employment is terminated, but no other compensation of any kind.  In the event Mr. McDaniel’s employment is terminated by the Company without Cause, he will be entitled to receive as severance his then current base salary and monthly car allowance for the twelve-month period following his termination, and up to $9,000 for outplacement services.  In the event of a Change in Control (as defined in his employment agreement), if Mr. McDaniel’s employment is terminated by his resignation within twelve months following such Change in Control, he shall be entitled to receive the outplacement services described above, and if his employment is terminated for Good Reason (as defined in his employment agreement), within specified time periods before or after a Change in Control, he shall be entitled to receive a lump sum amount equal to his then current annual base salary.

Mr. McDaniel’s employment agreement includes non-competition and non-solicitation provisions which will end one year after Mr. McDaniel’s employment ends and confidentiality provisions that continue indefinitely.

Steve Weinberger.  The Company entered into an executive employment agreement with Mr. Weinberger on July 27, 2006, employing him as Chief Financial Officer, which agreement was amended on May 8, 2008.  Pursuant to the terms of this agreement, Mr. Weinberger is an “at will” employee.  Under the terms of his employment agreement, Mr. Weinberger receives an annual base salary of $270,300, a $60,000 relocation allowance, eligibility for bonus as determined by the Board of Directors (or its Compensation Committee) in its discretion, an auto allowance of $1,000 per month, and, to the extent eligible thereunder, will be included in the Company’s plans that provide benefits to executive employees, including, medical, dental, vision, disability, life insurance, the 401(k) Plan, sick days, vacation and holidays.  Mr. Weinberger is also eligible to participate in all non-qualified deferred compensation and similar compensation, bonus and stock plans offered, sponsored or established by the Company on substantially the same or a more favorable basis as any other employee of the Company.

In the event that Mr. Weinberger’s employment is terminated by the Company for Cause (as defined in his employment agreement) or Mr. Weinberger resigns, Mr. Weinberger will be entitled to receive his then current base salary through the date his employment is terminated, but no other compensation of any kind.  In the event Mr. Weinberger’s employment is terminated by the Company without Cause, he will be entitled to receive as severance his then current base salary and monthly car allowance for the six-month period following his termination, up to $9,000 for outplacement services and, to the extent that Mr. Weinberger lists the sale of his residence with a licensed real estate broker during such 6-month period and completes the sale of such residence during the 12-month period following expiration of such 6-month period at a sale price less than the amount Mr. Weinberger initially paid for such residence (net of real estate commissions and other closing costs), the Company shall reimburse Mr. Weinberger for such loss in a lump sum payment up to a maximum of $66,250.  In the event of a Change in Control (as defined in his employment agreement), if Mr. Weinberger’s employment is terminated by his resignation within twelve months following such Change in Control, he shall be entitled to receive the outplacement services described above, and if his employment is terminated for Good Reason (as defined in his employment agreement), within specified time periods before or after a Change in Control, he shall be entitled to receive a lump sum amount equal to his then current annual base salary.

Mr. Weinberger’s employment agreement includes non-competition and non-solicitation provisions which will end one year after Mr. Weinberger’s employment ends and confidentiality provisions that continue indefinitely.

Richard Suchenski (Former Senior Vice President of Sales and Marketing).  Mr. Suchenski departed the Company on October 11, 2013. The following description of his employment agreement is included in compliance with SEC rules and regulations.  The Company entered into an executive employment agreement with Mr. Suchenski on June 21, 2010, employing him as Senior Vice President of Sales and Marketing.  Pursuant to the terms of this agreement, Mr. Suchenski is an “at will” employee.  Under the terms of his employment agreement, Mr. Suchenski receives an annual base salary of $280,000, a $70,000 relocation allowance, eligibility for bonus as determined by the Board of Directors (or its Compensation Committee) in its discretion, an auto allowance of $900 per month, and, to the extent eligible thereunder, will be included in the Company’s plans that provide benefits to executive employees, including, medical, dental, vision, disability, life insurance, the 401(k) Plan, sick days, vacation and holidays.  Mr. Suchenski is also eligible to participate in all non-qualified deferred compensation and similar compensation, bonus and stock plans offered, sponsored or established by the Company on substantially the same or a more favorable basis as any other employee of the Company.

In the event that Mr. Suchenski’s employment is terminated by the Company for Cause (as defined in his employment agreement) or Mr. Suchenski resigns, Mr. Suchenski will be entitled to receive his then current base salary through the date his employment is terminated, but no other compensation of any kind.  In the event Mr. Suchenski’s employment is terminated by the Company without Cause, he will be entitled to receive as severance his then current base salary, monthly car allowance and continuation of health benefits for the five month period following his termination.  In the event of a Change in Control (as defined in his employment agreement), if Mr. Suchenski’s employment is terminated for Good Reason (as defined in his employment agreement), within specified time periods before or after a Change in Control, he shall be entitled to receive a lump sum amount equal to 50% of his then current annual base salary.

Mr. Suchenski’s employment agreement includes non-competition and non-solicitation provisions which will end one year after Mr. Suchenski’s employment ends and confidentiality provisions that continue indefinitely.

Compensation of Directors

The following table sets forth information concerning the compensation earned during fiscal year 2013 by each individual who served as a non-employee Director at any time during the fiscal year:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	All Other Compensation ($)	Total ($)
Ashton D. Asensio	40,000	18,025	18,150	—	76,175
Macon Bryce Edmonson	46,250	18,025	18,150	—	82,425
Paul J. Lapadat (3)	24,063	18,025	18,150	—	60,238
David L. Meyers (4)	28,750	30,125	30,400	—	89,275
Mark S. Howells (5)	13,125	—	—	—	13,125
Ronald C. Kesselman (6)	12,188	—	—	—	12,189
Larry R. Polhill (7)	35,625	36,050	36,300	—	107,975
Itzhak Reichman (8)	39,900	18,025	18,150	—	76,075

(1)                     Represents the grant date fair value of restricted share awards granted during the year, computed in accordance with Statement of Financial Accounting Standard Board Accounting Standards Codification (“ASC”) Topic 718.  The grant date fair value, as calculated in accordance with ASC Topic 718, of fully vested share awards is equal to the closing price of the Company’s common stock on the date prior to grant.  An estimate of forfeiture is not included in these amounts, nor were any actual forfeitures included in these amounts.

The aggregate number of stock awards outstanding for each independent Director at the end of fiscal year 2013 is set forth in the following table:

Name	Aggregate Number of Stock Awards Outstanding
Ashton D. Asensio	2,500
Macon Bryce Edmonson	2,500
Paul J. Lapadat	2,500
David L. Meyers	3,750
Itzhak Reichman	2,500

(2)                     Represents the grant date fair value of non-qualified stock option awards granted during the year, computed in accordance with ASC Topic 718.  Refer to Note 1 to the Consolidated Financial Statements included in our Annual Report on Form 10-K/A for the year ended December 28, 2013, for an explanation of the methodology and assumptions used in determining the fair value of stock option awards granted.  An estimate of forfeiture is not included in these amounts, nor were any actual forfeitures included in these amounts.

The aggregate number of non-qualified stock option awards outstanding for each independent Director at the end of fiscal year 2013 is set forth in the following table:

Name	Aggregate Number of Option Awards Outstanding
Ashton D. Asensio	30,000
Macon Bryce Edmonson	5,000
Paul J. Lapadat	5,000
David L. Meyers	7,500
Itzhak Reichman	35,000

(3)                     Mr. Lapadat joined the Board of Directors and became a member of the Audit Committee and Compensation Committee effective May 15, 2013.  He became Chair of the Compensation Committee on September 18, 2013.

(4)                     Mr. Meyers joined the Board of Directors and became a member of the Compensation Committee effective May 15, 2013.

(5)                     Mr. Howells resigned as a Director on May 15, 2013.

(6)                     Mr. Kesselman resigned as a Director on May 15, 2013.

(7)                     Mr. Polhill resigned as a Director on September 18, 2013.

(8)                     Mr. Reichman is not standing for reelection to the Board of Directors at the 2014 Annual Meeting.

Only non-employee Directors are compensated for their services as Directors.  The Company’s 2013 compensation package for non-employee Directors was comprised of cash (annual retainers and committee meeting fees), stock option grants, and restricted share grants.  The annual pay package is designed to attract and retain highly-qualified, independent professionals to represent our stockholders and positioned to approximate the median of our peer group.

The Company’s 2013 compensation for non-employee Directors consisted of the following:

Annual Retainers.  Each independent Director is paid an annual retainer of $25,000.  Our Chairman receives an additional annual retainer of $30,000 for his service as Chairman, plus an additional annual retainer of $20,000 for his service as lead Director, plus personal company-covered health insurance at an approximate cost of $5,000 per year.  The Chairman of the Audit Committee receives an additional annual retainer of $15,000, and the other members of the Audit Committee each receive an additional annual retainer of $10,000.  The Chairman of the Compensation Committee receives an additional annual retainer of $12,500, and the other members of the Compensation Committee each receive an additional annual retainer of $7,500.  The annual cash retainers are paid in quarterly installments.

Meeting Fees.  There are no individual meeting fees.  If a Director does not attend (in person or by telephone) a regular quarterly meeting, the Director forfeits $3,125 of the Director’s annual retainer for that meeting.

Stock Options.  Each year after each annual meeting of stockholders, each independent Director receives an option to purchase shares of our common stock at an exercise price per share equal to the closing price at the end of the day of the 2014 Annual Meeting, which options vest on the date of the next annual meeting of stockholders and expire ten years after the date of grant.  In May 2013, the Company granted options to purchase 5,000 shares of our common stock to each independent Director elected at the 2013 annual meeting of stockholders, at an exercise price of $7.21 per share.  In September 2013, our Chairman received an additional grant of options to purchase 2,500 shares of our common stock upon his appointment to Chairman.

Restricted Stock.  Each year after each annual meeting of stockholders, each independent Director receives a grant of restricted common stock, which grants vest on the date of the next annual meeting of stockholders.  In May 2013, the Company granted 2,500 shares of our restricted common stock to each independent Director elected at the 2013 Annual Meeting of Stockholders.  In September 2013, our Chairman received an additional grant of 1,250 shares of our restricted common stock upon his appointment to Chairman.

Business Expenses.  Directors are reimbursed for out-of-pocket expenses incurred in attending meetings of the Board of Directors and for other expenses incurred in their capacity as Directors.

Director and Officer Liability Insurance.  Director and officer (“D&O”) liability insurance individually insures our Directors and officers against certain losses that they are legally required to pay as a result of their actions while performing duties on our behalf.  Our D&O insurance policy does not break out the premium for Directors versus officers and, therefore, a dollar amount cannot be assigned for individual Directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

It is the policy of the Board of Directors that all related party transactions must be approved by a majority of the disinterested members of the Board of Directors.  A related party transaction may not be approved by a single Director.  For purposes of the policy, the term “related party transaction” means any transaction that is required to be disclosed in the Company’s proxy statements or other filings with the SEC pursuant to Item 404(a) of Regulation S-K under the Exchange Act and any material “conflict of interest” transaction with a Director.

Effective January 13, 2013, Mr. Edmonson, a member of our Board of Directors, was named Chief Executive Officer of Bland Farms, Inc., the parent company of Vidalia Brands, Inc., with whom we have a broker agreement and a license to sell our Vidalia® brand snack products, and a supply agreement to obtain sweet onion puree.  During fiscal year 2013, the Company paid approximately $140,000 to Vidalia Brands, Inc.

Except as described in the previous paragraphs and except for the compensation arrangements and other arrangements described in “Executive Compensation” elsewhere in this 2014 Proxy Statement, there were no transactions during our fiscal year ended December 28, 2013 and there is not currently proposed any transaction or series of similar transactions to which we were or will be a party, in which the amount involved exceeded or will exceed $120,000 in which any Director, any executive officer, any holder of 5% or more of our capital stock or any member of their immediate family had or will have a direct or indirect material interest.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to us regarding the beneficial ownership of our common stock as of March 31, 2014 by (i) each stockholder who is known by us to beneficially own more than 5% of our common stock, (ii) each of our Directors and Director-nominee(s), (iii) each of our executive officers named in the Summary Compensation Table above, and (iv) all of our Directors and executive officers as a group:

Name of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership of Common Stock (2)		Percent of Shares of Common Stock Beneficially Owned (3)
Larry Polhill 7000 West Buckeye Road, Phoenix, AZ 85043	4,133,695	(3)(4)	21.1
Capital Foods, LLC 7380 South Eastern Avenue, Suite 150, Las Vegas, NV 89123	4,133,695	(4)(5)	21.1
BlackRock, Inc. 40 East 52nd Street, New York, NY 10022	1,226,560	(6)	6.3
First Wilshire Securities Management, Inc. 1224 East Green Street, Suite 200, Pasadena, CA 91106	1,006,355	(7)	5.1
Lyon Street Capital, LLC 275 Sacramento Street, 8th Floor, San Francisco, CA 94111	928,767	(8)	4.7
Terry McDaniel	463,584	(3)(9)	2.4
Steve Weinberger	189,485	(3)(9	1.0
Itzhak Reichman	79,829	(3)(10)	*
Ashton D. Asensio	42,983	(3)(10)	*
Macon Bryce Edmonson	41,185	(3)(10)	*
David L. Meyers	10,000	(3)(10)	*
Paul J. Lapadat	8,750	(3)(10)	*
Timothy A. Cole	—
Harold S. Edwards	—
Richard Suchenski	—
Executive officers and Directors as a group (9 persons)	835,816	(11)	4.3

*                 Less than 1%.

(1)         Except as otherwise indicated, the persons named in this table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and to the information contained in the footnotes to this table.

(2)         Calculated on the basis of 19,565,372 shares of the Company’s common stock outstanding as of March 31, 2014, plus any additional shares of common stock that a stockholder has the right to acquire within 60 days after March 31, 2014.

(3)         Under the rules of the Securities and Exchange Commission, a person is deemed to be the beneficial owner of shares that can be acquired by such person within 60 days upon the exercise of options Includes shares issuable to the indicated person upon exercise of stock options that are exercisable within 60 days of the Record Date as follows: Mr. McDaniel — 39,200; Mr. Weinberger — 20,400; Mr. Reichman — 35,000; Mr. Asensio — 20,000; Mr. Edmonson — 5,000; Mr. Meyers — 7,500; and Mr. Lapadat — 5,000.  Excludes -0- shares issuable upon the exercise of stock options that have not yet vested and are not exercisable within 60 days of the Record Date.

(4)         According to Form 4 filed by the holder with the SEC on December 2, 2013, disclosing indirect ownership of 4,133,695 shares by Capital Foods, LLC.  Mr. Polhill has pledged 4,133,695 of the shares he beneficially owns.

(5)         According to Schedule 13D/A filed by the holder with the SEC on March 13, 2014, disclosing sole voting power with respect to 4,133,695 shares and sole dispositive power with respect to 4,133,695 shares.

(6)         According to Schedule 13G/A filed by the holder with the SEC on January 29, 2014 disclosing sole voting power with respect to 1,212,250 shares and sole dispositive power with respect to 1,226,560 shares.

(7)         According to Schedule 13G/A filed by the holder with the SEC on February 18, 2014 disclosing sole voting power with respect to 290,726 shares and sole dispositive power with respect to 1,006,355 shares.

(8)         According to Schedule 13G/A filed by the holder with the SEC on February 7, 2014 disclosing sole voting power with respect to 928,767 shares and sole dispositive power with respect to 928,767 shares.

(9)         Includes unvested performance-based restricted shares with voting rights, issued under the Company’s 2005 Plan in the following amount: Mr. McDaniel — 130,600; and Mr. Weinberger — 53,000

(10)  Includes unvested restricted shares with voting rights, issued under the Company’s 2005 Plan in the following amount: Mr. Meyers — 3,750; Mr. Asensio — 2,500; Mr. Lapadat — 2,500; Mr. Edmonson — 2,500; and Mr. Reichman — 2,500.

(11)  Includes 132,100 shares issuable upon the exercise of stock options that are exercisable within 60 days of the Record Date.  Excludes -0- shares issuable upon the exercise of stock options that have not yet vested and are not exercisable within 60 days of the Record Date.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act requires our executive officers and Directors and persons who beneficially own more than 10% of our common stock to file initial reports of beneficial ownership and reports of changes in beneficial ownership with the SEC.  Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms filed by such person.

Based solely on our review of such forms furnished to us, and written representations from certain reporting persons, we believe that all filing requirements applicable to our executive officers, Directors and greater-than-10% stockholders during the fiscal year ended December 28, 2013 were satisfied.

STOCKHOLDER PROPOSALS OR NOMINATIONS
TO BE PRESENTED AT NEXT ANNUAL MEETING

Pursuant to Rule 14a-8 under the Exchange Act, some stockholder proposals may be eligible for inclusion in our proxy statement for the 215 annual meeting.  These stockholder proposals must be submitted, along with proof of ownership of our stock in accordance with Rule 14a-8(b)(2), to the Corporate Secretary at our principal executive offices no later than the close of business on December 12, 2014 (120 days prior to the anniversary of this year’s mailing date).  Failure to deliver a proposal in accordance with these procedures may result in it not being deemed timely received.

Submitting a stockholder proposal does not guarantee that we will include it in our proxy statement.  Our Compensation Committee reviews all stockholder proposals and makes recommendations to the Board of Directors for actions on such proposals.  For information on qualifications of Director nominees considered by our Compensation Committee, see the “Corporate Governance” section of this Proxy Statement.

Stockholder proposals may be included in our proxy materials for an annual meeting so long as they are provided to us on a timely basis and satisfy the other conditions set forth in applicable SEC rules.  For a stockholder proposal to be included in our proxy materials for the 2015 annual meeting, the proposal must be received at our principal executive offices, addressed to the Corporate Secretary, not later than December 12, 2014 (120 days prior to the anniversary of this year’s mailing date).  Should stockholder business, including nominations or proposals, be brought before the 2015annual meeting, regardless of whether it is included in our proxy materials, our management proxy holders will be authorized by our proxy form to vote for or against the proposal, in their discretion, if we do not receive notice of the proposal, addressed to the Corporate Secretary at our principal executive offices, prior to the close of business on February 25, 2015 (45 days prior to the anniversary of this year’s mailing date).

TRANSACTION OF OTHER BUSINESS

At the date of this Proxy Statement, the Board of Directors knows of no other business that will be conducted at the 2014 Annual Meeting other than as described in this proxy statement.  If any other matter or matters are properly brought before the meeting or any adjournment or postponement of the meeting, it is the intention of the persons named in the accompanying proxy to vote the proxy on such matters in accordance with their best judgment.

STOCKHOLDERS SHARING THE SAME LAST NAME AND ADDRESS

To reduce the expense of delivering duplicate proxy materials to stockholders who may have more than one account holding the Company’s stock but sharing the same address, we have adopted a procedure approved by the SEC called ‘householding.”  Under this procedure, certain stockholders of record who have the same address and last name, and who do not participate in electronic delivery of proxy materials, will receive only one copy of our proxy materials and, as applicable, any additional proxy materials that are delivered until such time as one or more of these stockholders notifies us that they want to receive separate copies.  This procedure reduces duplicate mailings and saves printing costs and postage fees, as well as natural resources.  Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

If you receive a single set of proxy materials as a result of householding, and you would like to have separate copies of our proxy materials mailed to you, please submit a request to our Corporate Secretary, and we will promptly send you what you have requested.  However, please note that if you want to receive a paper proxy or voting instruction form or other proxy materials for purposes of this year’s 2014 Annual Meeting, you should follow the instructions included in the proxy materials that were sent to you. You can also contact our Corporate Secretary at (623) 932-6200 if you received multiple copies of the annual meeting materials and would prefer to receive a single copy in the future, or if you would like to opt out of householding for future mailings.

AVAILABILITY OF ANNUAL REPORT ON FORM 10-K/A
AND 2013 ANNUAL REPORT TO STOCKHOLDERS

The Company is required to provide a copy of the 2013 Annual Report to stockholders who receive this 2014 Proxy Statement.  The Company will also provide copies of the 2013 Annual Report to brokers, dealers, banks, voting trustees and their nominees for the benefit of their beneficial owners of record.  Additional copies of the 2013 Annual Report, along with copies of the Company’s Annual Report on Form 10-K/A for the fiscal year ended December 28, 2013 (not including documents incorporated by reference) are available, without charge, to stockholders upon written request to the Company as follows:

Inventure Foods, Inc.

Attention: Corporate Secretary

5415 East High Street, Suite 350

Phoenix, Arizona 85054

You may view the Company’s filings with the SEC and the proxy materials by visiting the Company’s website at www.inventurefoods.com on the “SEC Filings” and “Annual Report and Proxy” sections of the “Investor Relations” page.

By order of the Board of Directors

/s/ Steve Weinberger
Steve Weinberger
Secretary

April 14, 2014

ANNUAL MEETING OF STOCKHOLDERS OF

INVENTURE FOODS, INC.

May 14, 2014

PROXY CARD

The Company’s Notice of 2014 Annual Meeting of Stockholders, 2014 Proxy Statement, and 2013 Annual Report

are available at www.inventurefoods.com by choosing “Investor Relations” and then the “Annual Report and Proxy” links.

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

 Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL NOMINEES AS DIRECTORS AND “FOR” ITEMS 1 and 2.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.  PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	Election of Directors:
NOMINEES:

☐	FOR ALL NOMINEES	☐	Ashton D. Asensio
☐	Timothy A. Cole
☐	WITHHOLD AUTHORITY	☐	Macon Bryce Edmonson
FOR ALL NOMINEES	☐	Harold S. Edwards
☐	Paul J. Lapadat
☐	FOR ALL EXCEPT	☐	Terry McDaniel
(See instructions below)	☐	David L. Meyers

INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the box next to each nominee you wish to withhold, as shown here: ☒

FOR	AGAINST	ABSTAIN
2.	Ratify selection of Moss Adams LLP as independent registered public accounting firm.	☐	☐	☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder:	Date:

Note:

Please sign exactly as your name or names appear on this Proxy.  When shares are held jointly, each holder should sign.  When signing as executor, administrator, attorney, trustee or guardian, please give full title as such.  If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such.  If signer is a partnership, please sign in partnership name by authorized person.

INVENTURE FOODS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Terry McDaniel and Steve Weinberger, and each of them, with full power of substitution, as proxies of the undersigned to vote all shares of common stock, par value $.01 per share, of Inventure Foods, Inc. (the “Company”) held of record by the undersigned on March 31, 2014, at the Annual Meeting of Stockholders of the Company to be held on May 14, 2014 or any adjournments or postponements thereof (the “2014 Annual Meeting”), on the matters set forth on the reverse side of this Proxy, and, in their discretion, upon all matters incident to the conduct of the 2014 Annual Meeting and upon such other matters as may properly be brought before the 2014 Annual Meeting.  This Proxy revokes all prior proxies given by the undersigned.

This proxy, when properly executed, will be voted in the manner directed herein.  If no direction is made, this Proxy will be voted “FOR” the election of ALL Nominees as Directors and “FOR” Items 1 and 2.

(Continued and to be signed on the reverse side)